UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Humana Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2006

Dear Fellow Stockholders:

We would like to invite you to attend the Annual Meeting of Stockholders of Humana Inc. to be held on Thursday, April 27, 2006, at 10:00 a.m., EDT at the Company’s headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky and to be webcast via the Internet at the Investor Relations section of the Company’s web site at www.humana.com. The attached Proxy Statement contains information about our Company and the three proposals to be voted upon by stockholders at the meeting. Please give this information your careful attention.

Enclosed are:

•	The notice of meeting
•	The Proxy Statement
•	Annual Report on Form 10-K
•	A proxy card
•	A postage-paid envelope

We hope you can attend the meeting. However, if you are unable to join us, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important.

Stockholders that have access to the Internet have the opportunity to receive this Proxy Statement electronically. If you have not already done so for this year, we encourage you to elect this method of receiving the Proxy Statement next year. Not only will you have access to the document as soon as it is available, but you will be helping the Company reduce expenses.

This Proxy Statement is being mailed or transmitted on or about March 17, 2006 to the Company’s stockholders of record as of March 6, 2006.

Sincerely,

David A. Jones, Jr. Chairman of the Board and Significant Stockholder	Michael B. McCallister Director, President, Chief Executive Officer and Significant Stockholder

Humana Inc.

March 17, 2006

Notice of Annual Meeting of Stockholders

Thursday, April 27, 2006

10:00 a.m., EDT

Humana Building

25th Floor Auditorium

500 West Main Street

Louisville, Kentucky 40202

AGENDA

1.	Elect eight (8) directors;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006;

3.	Consider and vote upon a proposal to approve the Amended and Restated 2003 Stock Incentive Plan which, among other things, authorizes eleven (11) million additional shares; and

4.	Transact any other business properly brought before the meeting.

Stockholders of record at the close of business on March 6, 2006 will be entitled to vote.

Your vote is important so that as many shares as possible will be represented. Please vote by one of the following methods:

•	BY INTERNET

•	BY TELEPHONE

•	BY RETURNING THE ENCLOSED PROXY CARD

(see instructions on proxy card).

By Order of the Board of Directors,

Joan O. Lenahan

Vice President & Corporate Secretary

FREQUENTLY ASKED QUESTIONS

1. Q:	When will this proxy statement be sent to stockholders?
A:	This proxy statement is being sent on or about March 17, 2006 to stockholders of record. It will also be available on the Company’s web site www.humana.com as of that date. From the www.humana.com web page, click on “Investor Relations,” then click on “Financial Reports & Press Releases,” and then click on “Proxy Statements” to view this proxy statement.

2. Q:	When and where is the annual meeting?

A:	The Annual Meeting will be held on Thursday, April 27, 2006 at 10:00 a.m. EDT at 500 W. Main Street, Louisville, Kentucky 40202 at The Humana Building, 25th Floor Auditorium.

3. Q:	What am I voting on?

A:	You are being asked to:

1.)	Elect eight (8) individuals to serve on the Board of Directors of the Company;

2.)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006; and

3.)	Approve the Amended and Restated 2003 Stock Incentive Plan which, among other things, authorizes eleven (11) million additional shares.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

4. Q:	How does the Board recommend I vote on each proposal?

A:	The Board recommends that you vote:

1.)	FOR each of the director nominees;

2.)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Humana’s independent registered public accounting firm for 2006; and

3.)	FOR the approval of the Amended and Restated 2003 Stock Incentive Plan.

All Shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, the executed proxies will be voted FOR approval of the election of the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Humana’s independent registered public accounting firm for 2006 and FOR the approval of the Amended and Restated 2003 Stock Incentive Plan.

5. Q:	Who is entitled to vote?

A:	Anyone who owns Humana Inc. common stock (“Shares”) as of the close of business on March 6, 2006 (the “Record Date”) is entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

6. Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding Shares. Shares may be voted at the Annual Meeting or represented by a signed proxy card. There must be a quorum for the Annual Meeting to be held. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists.

7. Q:	What is a “broker non-vote”?

A:	A broker “non-vote” occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

8. Q:	How many Shares are eligible to vote?

A:	As of the Record Date, March 6, 2006, 164,376,634 Shares of Company common stock were outstanding and entitled to vote. Every stockholder is entitled to one vote for each Share held.

9. Q:	What if my Shares are not registered in my name?

A:	If you own your Shares in “street name,” meaning that your broker is actually the record owner, you should receive proxy materials from your broker. When you own your Shares in street name, you are deemed a beneficial owner or holder for voting purposes.

If you hold Shares through an account with a bank or broker, your Shares may be voted even if you do not provide voting instructions on your instruction form. Banks and brokers have the authority under the regulations of the New York Stock Exchange (the “NYSE”) to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm are considered routine matters for which banks and brokers may vote without specific instructions from their customers. Brokers cannot vote on the proposal to approve the Amended and Restated 2003 Stock Incentive Plan without instructions from you.

10. Q:	How do I vote?

A:	There are four ways that you can vote your Shares. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1.)	By Internet. The web site for voting is at http: //www.ProxyVote.com.

In order to vote on the Internet, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m. EDT on Wednesday, April 26, 2006.

Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2.)	By telephone. If you are in the United States or Canada, you may use one of two toll-free numbers. Registered Holders should call 1-800-690-6903 and Beneficial Holders should call 1-800-454-8683. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m. EDT on Wednesday, April 26, 2006.

In order to vote by telephone, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting.

Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3.)	By mail. Mark your voting instructions, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before 10:00 a.m. EDT on Thursday, April 27, 2006, the day of the Annual Meeting.

If you are returning your proxy card to Automatic Data Processing, Investor Communication Services (“ADP”), they must receive it before 10:00 a.m. EDT on Wednesday, April 26, 2006, the day before the Annual Meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR approval of the election of all members of the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Humana’s independent registered public accounting firm for 2006 and FOR the approval of the Amended and Restated 2003 Stock Incentive Plan. If any other matters arise during the Annual Meeting that require a vote, the representatives will exercise their discretion.

4.)	In person. Attend the Annual Meeting. Mark your voting instructions and deliver to the Inspectors of Election. However, you can vote by methods 1, 2 or 3 above prior to the meeting and still attend the Annual Meeting.

In all cases, a vote at the Annual Meeting will revoke any prior votes.

11. Q:	How do I vote the share equivalent units held in the Humana Common Stock Fund of the Humana Retirement and Savings Plan (“HRSP”)?

A:	If you have invested in the Humana Common Stock Fund of the HRSP, you may vote. Under the HRSP your voting rights are based on your interest — the amount of money you have invested — in the Humana Common Stock Fund.

You may exercise these voting rights in almost the same way that stockholders may vote their Shares, but you have an earlier deadline, and you provide your voting instructions to ADP. ADP will aggregate the votes of all participants and provide voting information to the Trustee. If your voting instructions are received by 11:59 p.m. EDT on Monday, April 24, 2006, the Trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them late), the Trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the Shares subject to the HRSP actually voted.

You provide your instructions to ADP by using the Internet, telephone or mail methods described above. You cannot vote in person at the Annual Meeting.

Your voting instructions will be kept confidential under the terms of the HRSP.

12. Q:	How many votes are required to elect each director?

A:	Nominees receiving the greatest number of votes duly cast (called a “plurality”) will be elected. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for purposes of calculating a plurality. Therefore, abstentions will have no impact as to the election of directors. The Company believes that pursuant to current NYSE regulations, brokers have discretionary voting power over director elections.

13. Q:	How many votes are required to ratify the Company’s independent registered public accounting firm?

A:	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. An abstention is treated as being present and entitled to vote on the matter and, therefore, has the effect of a vote against this proposal. The Company believes that pursuant to NYSE regulations, brokers have discretionary voting power over the ratification of the appointment of the Company’s independent registered public accounting firm.

14. Q:	How many votes are required to approve the Amended and Restated 2003 Stock Incentive Plan?

A:	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for the approval of the Amended and Restated 2003 Stock Incentive Plan. On this proposal, abstentions will be included as negative votes in the tabulation of the votes cast by stockholders. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

15. Q:	Who will count the votes?

A:	ADP will tabulate the votes cast by proxy. In addition, the Company’s Inspectors of Election will tabulate the votes cast at the Annual Meeting together with the votes cast by proxy.

16. Q:	How do I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting.

Your method of doing so will depend upon how you originally voted:

By Internet — simply log in and resubmit your vote — ADP will only count the last instructions;

By Telephone — simply sign in and resubmit your vote — ADP will only count the last instructions;

By Mail — you must give written notice of revocation to the Automatic Data Processing, Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717 or by fax at

1-515-254-7733, submit another properly signed proxy with a more recent date, or vote in person at the meeting. For written and fax notices, you must include the control number that is printed on the upper portion of the proxy card.

17. Q:	I own my shares directly as a registered owner of Humana stock, and so do other members of my family living in my household. How can I change the number of copies of the annual report and proxy statement being delivered to my household?

A:	If you have given consent, family members living in the same household generally receive only one copy of the annual report, proxy statement, and most other mailings per household. The only item which is separately mailed for each registered stockholder or account is a proxy card, as discussed above. If you wish to receive a separate copy of this Proxy Statement and the Annual Report now, or if in the future, you wish to start receiving separate copies in your name, apart from others in your household, you must contact ADP-ICS by phone (toll-free) at 1-800-542-1061 or by mail to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 and request that action. We will promptly send you individual copies of our disclosure documents. If for any reason you and members of your household are receiving multiple copies and you want to eliminate the duplications, please contact ADP-ICS by phone (toll-free) at 1-800-542-1061 or by mail to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 and request that action. That request must be made by each person in the household.

18. Q:	When are the stockholder proposals for inclusion in the Company’s proxy materials the 2007 Annual Meeting due?

A:	Stockholder proposals as permitted by SEC regulations for inclusion in the Company’s proxy materials relating to the 2007 annual meeting of stockholders must be submitted to the Corporate Secretary in writing no later than November 18, 2006. Proposals should be submitted to Joan O. Lenahan, Vice President & Corporate Secretary, Humana Inc., 500 W. Main Street, Louisville, KY 40202.

19. Q:	May a stockholder present a proposal not included in the Company’s proxy statement at the 2007 Annual Meeting?

A:

A stockholder can present a proposal at the annual meeting (a so-called “floor resolution”) only if certain notice requirements are met. The SEC does not directly regulate meeting conduct. State law imposes only limited requirements, so most meetings are governed by procedures set forth in the Company’s Bylaws. Humana’s Bylaws require that a stockholder provide written notice of intent to bring a proposal no less than 60 days or more than 90 days prior to the scheduled date of the annual meeting of stockholders. If less than 70 days’ notice of the annual meeting is given, written notice by a stockholder would be deemed timely if made no later than the 10th day following such notice of the annual meeting. A proposal must also meet other requirements as to form and content set forth in the

Company’s Bylaws. Stockholder proposals should be sent to the Corporate Secretary, Humana Inc., 500 West Main Street, 27th Floor, Louisville, Kentucky 40202.

20. Q:	How much did this proxy solicitation cost?

A:	D. F. King & Co., Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $10,500 plus expenses.

The Company has also engaged ADP to assist in the distribution of proxy materials and the accumulation of votes through the Internet, telephone and coordination of mail votes for approximately $30,000 plus expenses.

The Company will reimburse stockbrokers, other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to our stockholders.

21. Q:	How can I obtain additional information about the Company?

A:	Included with this mailing is a copy of our Annual Report on Form 10-K for the year ended December 31, 2005. The Company’s Annual Report on Form 10-K and all other filings with the SEC also may be accessed via the Investor Relations section on the Company’s web site at www.humana.com. We encourage you to visit our web site. From the www.humana.com web page, click on “Investor Relations,” then click on “Financial Reports & Press Releases.”

22. Q:	Where can I find voting results for this Annual Meeting?

A:	The voting results will be published in the Company’s Form 10-Q for the period ending March 31, 2006 which will be filed with the SEC on or before May 10, 2006. The voting results will also be published on the Company’s web site at www.humana.com within five business days of our Annual Meeting. From the www.humana.com web page, click on “Investor Relations,” then click on “Corporate Governance” and then, on the right side of the page, click on the last link entitled “Voting Results of Annual Stockholders Meeting.”

CORPORATE GOVERNANCE

Humana Inc. (also referred to as Humana or the Company) is committed to having sound corporate governance principles and operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. The Company’s Corporate Governance Guidelines (“Guidelines”) are adopted by the Board of Directors and are intended to comply with the requirements of Section 303A.09 of the New York Stock Exchange (“NYSE”) Listed Company Manual. The Guidelines may be viewed on our web site at www.humana.com. From the www.humana.com web page, click on “Investor Relations,” then click on “Corporate Governance” and then click “Corporate Governance Guidelines” on the right side of the page. A copy may also be obtained upon request from the Company’s Corporate Secretary.

Independent Directors

•	The Corporate Governance Guidelines reviewed and approved by the Board contain guidelines to assist the Board in its determination of director independence. To qualify as independent under these guidelines, the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director.

•	Pursuant to the Guidelines, the Board undertook an annual review of Director independence. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions with Management and Others” herein. The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

•	As a result of this review, the Board affirmatively determined that seven of the eight Directors nominated for election at the annual meeting—namely, David A. Jones, Jr., Frank A. D’Amelio, W. Roy Dunbar, Kurt J. Hilzinger, James J. O’Brien, W. Ann Reynolds, Ph. D., and James O. Robbins, are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. The lone exception is Michael B. McCallister, who is considered an inside Director, and therefore not independent, because of his employment as President and Chief Executive Officer of the Company.

Committee Composition

•	The Board of Directors has the following committees: Audit, Executive, Investment, Nominating & Corporate Governance, Organization & Compensation and Science & Technology (formerly known as Medical Affairs). Only directors meeting SEC and NYSE director independence standards may serve on the Audit Committee, the Nominating & Corporate Governance Committee, and the Organization & Compensation Committee. Additional information regarding the Audit Committee and the Organization & Compensation Committee is included in this Proxy Statement under the captions “Audit Committee Report” and “Organization & Compensation Committee Report,” respectively.

•	The number of meetings held in 2005 and membership as of March 6, 2006, were as follows:

Committee Membership and Meetings Held During 2005
	Audit	Executive	Investment	Science & Technology	Nominating & Corporate Governance	Organization & Compensation
Number of Meetings in 2005	6	1	2	2	3	4
NAME
David A. Jones, Jr.		C
Frank A. D’Amelio	C		M		M
W. Roy Dunbar			C	M		M
John R. Hall (1)	M	M			C	M
Kurt J. Hilzinger	M			M		C
Michael B. McCallister		M
W. Ann Reynolds, Ph.D.	M			C	M	M
James O. Robbins	M		M	M

C     = Chair

M    = Member

(1)  John R. Hall is retiring effective April 27, 2006.

Each Board committee operates pursuant to a charter, which may be viewed on our website at www.humana.com. From the www.humana.com web page, click on “Investor Relations,” then click on “Corporate Governance” and on the right hand side of that page you will see a link to the charter of each committee. The Company will provide a printed copy of the charter of any committee without charge to any stockholder who makes a written request to the Corporate Secretary, Humana Inc., 500 W. Main St., Louisville, KY 40202.

Audit Committee

Pursuant to its charter, this committee:

•	Assists the Board of Directors with the oversight of the integrity of the Company’s financial statements and disclosures and internal controls, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and the independent registered public accounting firm.
•	Bears responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attest services.
•	Reviews with the independent registered public accounting firm, the Company’s Internal Audit Department, and the Company’s financial and accounting personnel, the effectiveness of the accounting and financial controls of the Company and, where appropriate, makes recommendations for the improvement of these internal control procedures.
•	Reviews the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the year, and the coordination of these plans with the independent registered public accounting firm.
•	Reviews the financial statements and other information contained in the annual report and other reports to stockholders with management and the independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the stockholders and reviews any changes in accounting principles.

•	Confers independently with the internal auditors, key members of management, and the independent registered public accounting firm.
•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services performed by the independent registered public accounting firm.
•	Discusses with management the Company’s compliance with applicable legal requirements and with the Company’s internal policies regarding related party transactions and conflicts of interest.
•	Evaluates annually the Committee’s performance.

Additionally:

•	The Board of Directors has determined that, with respect to Messrs. D’Amelio, Hall, Hilzinger and Robbins and Dr. Reynolds (who together comprise all the members of the Audit Committee at March 6, 2006), each is independent and each meets the SEC criteria for an “audit committee financial expert.”
•	The Report of the Audit Committee for the year ended December 31, 2005 is set forth herein.
•	PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.
•	The Board adopted the Humana Inc. Pre-Approval of Independent Auditors for Audit and Non-Audit Services Policy.
•	No member of the Board’s Audit Committee serves on the audit committees of more than three publicly traded companies.

Organization & Compensation Committee

Pursuant to its charter, this committee:

•	Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluates the CEO’s performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors, determines and approves the CEO’s compensation level based on this evaluation.
•	Makes recommendations to the Board with respect to the CEO’s base compensation, incentive-compensation plans and equity-based plans and approves programs for the executive officers who report directly to the CEO.
•	Approves equity-based grants to direct reports to the CEO who are executive officers, and grants to other employees where Board approval is required under the applicable Company equity compensation program.
•	Approves material elements of all employment, severance and change-of-control agreements for the executive officers who report directly to the CEO.
•	Evaluates annually the Committee’s performance.

Additionally:

•	The Report of the Organization & Compensation Committee for the year ended December 31, 2005 is set forth herein.

Executive Committee

Pursuant to its charter, this committee:

•	Possesses the authority to exercise all the powers of the Board of Directors except as otherwise provided by Delaware law and the Company’s Bylaws during intervals between meetings of the Board. The Executive Committee does not have the power to among other things, declare a dividend, issue stock, adopt a certificate of merger or sell substantially all of the Company’s business.

Investment Committee

Pursuant to its charter, this committee:

•	Establishes investment objectives and policies for the various investment portfolios of the Company and investment options available under various employee benefit plans.
•	Reviews investment results.
•	Evaluates annually the Committee’s performance.

Science & Technology Committee

Pursuant to its charter, this committee:

•	Advises the Board of Directors on matters involving health care technology programs.
•	Assists the Company regarding investment in health care technology and research.
•	Reviews and evaluates management recommendations to the Board regarding health care technology, including strategic goals, policies, and the acquisition and maintenance of such technology.
•	Evaluates annually the Committee’s performance.

Nominating & Corporate Governance Committee

Pursuant to its charter, this committee:

•	Recommends to the full Board criteria for the selection and qualification of the members of the Board.
•	Evaluates and recommends for nomination by the Board candidates to be proposed for election by the stockholders at each annual meeting.
•	Seeks out and assists in the attraction of highly qualified candidates to serve on the Board.
•	Recommends for Board approval candidates to fill vacancies on the Board which occur between annual meetings.
•	Develops and recommends to the Board for approval, and periodically reviews, the Company’s Corporate Governance Guidelines.
•	Studies and reviews with management the overall effectiveness of the organization of the Board and the conduct of its business, and makes appropriate recommendations to the Board.
•	Reviews the overall relationship of the Board and management.
•	Reviews issues and developments pertaining to corporate governance.
•	Evaluates annually the Committee’s performance.

Consideration of Director Nominees

Stockholder Nominees

•

The policy of the Nominating & Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In the course of evaluating nominations for Board membership, the Nominating & Corporate Governance Committee will look for individuals who have displayed high ethical standards, integrity, and sound business judgment, taking into account the current make-up of the Board and the specific needs of the Company and the Board. Stockholder nominations for election to the Board of Directors is an area governed by specific provisions in the Company’s Bylaws, a copy of which is available on the Company’s web site at www.humana.com. From the www.humana.com web page, click on “Investor Relations,” then click on “Corporate Governance” and on the right hand side of that page you will see a link to the Bylaws of the Company. The Bylaws require that a stockholder provide written notice of intent to nominate a candidate for director no less than

60 days or more than 90 days prior to the scheduled date of the annual meeting of stockholders. If less than 70 days notice of the annual meeting is given, written notice by a stockholder would be deemed timely if made no later than the 10th day following such notice of the annual meeting. Any stockholder nominations proposed for consideration by the Nominating & Corporate Governance Committee should include, among other information required by the Bylaws of the Company, the nominee’s name and qualifications for Board membership and should be sent to:

Corporate Secretary

Humana Inc.

500 West Main Street, 27th Floor

Louisville, Kentucky 40202

Director Qualifications

•	The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to Nominating & Corporate Governance Committee recommended nominees for a position on the Company’s Board. The Board has a majority of directors who meet the criteria for independence established by the NYSE and the SEC. The Organization & Compensation Committee members must also meet the independence criteria of the Internal Revenue Code. The Nominating & Corporate Governance Committee will review with the Board the requisite skills and characteristics for new Board members. This assessment will include a person’s qualification as independent as well as consideration of background, specific skill requirements, diversity, and business experience.

Identifying and Evaluating Nominees for Directors

•	The Board is responsible for selecting its own members, and delegates the screening process for new directors to the Nominating & Corporate Governance Committee, with counsel from the Chairman of the Board, the Chief Executive Officer and outside consultants as appropriate. The Committee utilizes a number of methods for identifying and evaluating nominees for Board membership. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies are anticipated due to retirement or otherwise. In the event of a vacancy, the Committee considers various potential candidates for director, which may come to the attention of the Committee through current Board members, professional search firms, stockholders, or other persons. In connection with the selection and nomination process, the Nominating & Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The Board will look for individuals who have displayed high ethical standards, integrity, and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

•	The Company from time to time engages a third party search firm to assist the Board of Directors and the Nominating & Corporate Governance Committee in identifying and recruiting candidates for Board membership.

Director Attendance

•

The Board has developed a number of specific expectations of directors to define their responsibilities and to promote the efficient conduct of the Board’s business. With respect to the level of commitment expected of directors and related attendance protocols, as part of the

Corporate Governance Guidelines, the Board formally adopted a policy that all directors should make every effort to attend meetings of the Board and the Committees of which they are members, and the Company’s Annual Meeting of Stockholders. Attendance by telephone or video conference may be used to facilitate a Director’s attendance.

•	During 2005, the Board of Directors met 7 times. All directors attended at least 75% of the scheduled Board of Directors’ meetings and meetings held by Committees of which they were members. (For more information, please see Committee Membership and Meetings Held During 2005 herein.) All director nominees who were directors in April 2005, attended the Annual Meeting of Stockholders held April 26, 2005. We expect that all nominees will attend the April 27, 2006 meeting.

Executive Sessions of Non-Management Directors

•	The Company’s non-management directors held regularly scheduled, formal executive meetings, separate from management during 2005. Additional executive sessions of the Board are held as necessary or appropriate or upon the request of the Nominating & Corporate Governance Committee or any two other non-management directors. To the extent the group of non-management directors includes directors who are not independent within the meaning of the Company’s director independence guidelines, then only independent directors meet in executive session at least once annually. Executive sessions are led by the Presiding Director, who is required to be an independent director. The Presiding Director at such meetings shall be either the Chairman of the Board if he or she so qualifies or the various qualifying committee chairs on a rotating basis. If the designated director is unavailable to serve as the Presiding Director, the remaining qualifying directors may designate one of themselves to serve as Presiding Director for that meeting.

Code of Ethics and Code of Business Conduct

•	The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, violations of which should be reported to the Audit Committee. The code may be viewed on our web site at www.humana.com. Any amendment to or waiver of the application of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers will be promptly disclosed on the Company’s web site at www.humana.com. To see either the Code or any amendments or waivers, go to www.humana.com, then click on “Investor Relations,” then click on “Corporate Governance,” and then on the right hand side of that page you will see the relevant links. The Company will provide the Humana Inc. Code of Ethics for the Chief Executive Officer and Senior Financial Officers in print without charge to any stockholder who makes written request to: Corporate Secretary, Humana Inc., 500 West Main Street, Louisville, Kentucky 40202.

•

The Company operates under an omnibus Code of Ethics and Business Conduct, known as the Humana Inc. Principles of Business Ethics, which includes provisions ranging from restrictions on gifts to conflicts of interest and applies to employees, officers and directors. The Ethics Office is responsible for the design and enforcement of the Company’s ethics policies. The Ethics Office has created an Ethics Plan, the goal of which is to create a workplace climate in which ethics is so integral to day-to-day operations that ethical behavior is self-enforcing. All employees are required to annually affirm in writing their acceptance of the code. The Humana Inc. Principles of Business Ethics may be viewed on our web site at www.humana.com. Any waiver of the application of the Humana Inc. Principles of Business Ethics for directors or executive officers must be made by the Board of Directors, and will be promptly disclosed on our web site at www.humana.com. To see either the Code or any waivers, go to www.humana.com, then click on “Investor Relations,” then click on “Corporate

Governance,” and then on the right hand side of that page you will see the relevant links. The Company will provide the Humana Inc. Principles of Business Ethics in print without charge to any stockholder who makes written request to Corporate Secretary, Humana Inc., 500 West Main Street, Louisville, Kentucky 40202.

Communication with Directors

•	Stockholders and other interested parties may communicate directly with the Company’s Chairman, Presiding Director or any other individual director by writing to the special email address published on the Company’s web site at www.humana.com. Specifically, interested parties may visit our website at http://apps.humana.com/bod/contact.asp, where you will see instructions for contacting the Board. All directors have access to this email address. The Company uses the staff of its Corporate Secretary to review correspondence received in this manner, and to filter advertisements, solicitations, spam, and other such items. Concerns related to accounting, internal controls or auditing matters are brought immediately to the attention of the Company’s General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Organization & Compensation Committee Interlocks and Insider Participation

•	All members of the Organization & Compensation Committee are non-employee directors and no member has any direct or indirect material interest in or a relationship with the Company other than stockholdings as discussed herein and as related to his or her position as director. During 2005, none of the Company’s executive officers served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors of the Company, in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, has determined that the number of directors to be elected at the Annual Meeting of the Company shall be eight (8). The directors are elected to hold office until the Annual Meeting of Stockholders in 2007 and until a successor is elected and qualified.

If any nominee becomes unable to serve for any reason (which is not anticipated), the Shares of common stock represented by the enclosed proxy may be voted for the substituted nominee as may be designated by the Board of Directors.

The following table shows certain information concerning the nominees at March 6, 2006.

Name	Age	Position	First Elected Director
David A. Jones, Jr.	48	Chairman of the Board	05/93
Frank A. D’Amelio	48	Director	09/03
W. Roy Dunbar	44	Director	04/05
Kurt J. Hilzinger	45	Director	07/03
Michael B. McCallister	53	Director, President & Chief Executive Officer	02/00
James J. O’Brien	51	Director Nominee	(1)
W. Ann Reynolds, Ph.D.	68	Director	01/91
James O. Robbins	63	Director	08/05

(1)	Mr. O’Brien is nominated to become a member of the Board at this Annual Meeting.

David A. Jones, Jr. was initially elected to the Board in May 1993 and was elected Chairman of the Board of the Company in April 2005. He is Chairman and Managing Director of Chrysalis Ventures, LLC, in Louisville, Kentucky.

Frank A. D’Amelio was initially elected to the Board in September 2003. He is Chief Operating Officer of Lucent Technologies Inc., having held that position since January 2006. During January and February 2006, Mr. D’Amelio also was the Chief Financial Officer of Lucent. From May 2001 until January 2006, he was Executive Vice President, Administration and Chief Financial Officer. Prior to May 2001, Mr. D’Amelio was Group President of Lucent’s Switching Solutions Group from 1998.

W. Roy Dunbar was initially elected to the Board in April 2005. He is President of Global Technology and Operations for MasterCard Inc., having held that position since September 2004. Prior to that, Mr. Dunbar worked at Eli Lilly and Company for 14 years, most recently as President of Intercontinental Operations from 2003 until he joined MasterCard, and Chief Information Officer from 1999 to 2003. He also serves on the Board of Directors of Electronic Data Systems Corporation.

Kurt J. Hilzinger was initially elected to the Board in July 2003. He was elected a director of AmerisourceBergen Corporation in March 2004 and has held the position of President and Chief Operating Officer of AmerisourceBergen Corporation since October 2002. Mr. Hilzinger was Executive Vice President and Chief Operating Officer of AmerisourceBergen Corporation from August 2001 to October 2002, and President and Chief Operating Officer of AmeriSource Health Corporation from December 2000 to August 2001.

Michael B. McCallister was appointed as President and Chief Executive Officer of the Company and to the Board of Directors of the Company in February 2000. Mr. McCallister joined the Company in June 1974.

James J. O’Brien is nominated to become a member of the Board at this Annual Meeting. Since 2002, Mr. O’Brien has been the Chairman of the Board and Chief Executive Officer of Ashland Inc. Prior to being named to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland, and before that, Senior Vice President and Group Operating Officer. He also served as the President of Valvoline, a division of Ashland, from 1995 to 2001. He currently serves on the Board of Directors of Ashland. Mr. O’Brien was recommended to the Humana Board by John R. Hall, Chairman of the Company’s Nominating and Corporate Governance Committee, and by a third party search firm.

W. Ann Reynolds, Ph.D. was initially elected to the Board in January 1991. Dr. Reynolds served as the President of the University of Alabama at Birmingham from 1997 to 2002. She was also the Chancellor of the City University of New York from 1990 to 1997, where she was responsible for the 21 colleges and professional schools that comprised that system. Before that, Dr. Reynolds was the Chancellor of the California State University system from 1982 to 1990, and held academic posts as clinical professor of obstetrics and gynecology at the UCLA School of Medicine. Dr. Reynolds serves as a director of Abbott Laboratories, Maytag Corporation, Invitrogen Corporation, and Owens Corning.

James O. Robbins was appointed to the Board in August 2005. Until his retirement on December 31, 2005, he was President and Chief Executive Officer of Cox Communications, Inc., one of the nation’s largest broadband communications companies. Cox Communications is a wholly-owned subsidiary of Cox Enterprises, Inc. Robbins joined Cox as Vice President of the company’s New York City operations in 1983, and was later promoted to Senior Vice President of operations in Atlanta. He was named President in 1985 and Chief Executive Officer in 1995.

The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.

Vote Required and Recommendation of Board of Directors. The eight nominees receiving the greatest number of votes duly cast for their election as directors will be elected. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for purposes of calculating a plurality. Therefore, abstentions will have no impact as to the election of directors. The Company believes that pursuant to NYSE regulations, brokers will have discretionary voting power over director elections.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES.

DIRECTOR COMPENSATION

The following table shows compensation for directors who are not employees for 2005:

Compensation

Annual Retainer	$75,000
Chairman of the Board Additional Annual Retainer	$100,000
Committee Chairman fee per year: 1. Audit Committee Chair (a) 2. Compensation Committee Chair 3. All other Committee Chairs	$9,000 $9,000 $6,000
Executive Committee Member fee per year	$7,200
Common Stock per year (1st Business Day of January)	$100,000 in stock (variable # of shares)
Charitable Contributions Annual Match	up to $25,000
Group Life and Accidental Death Insurance—(except Chairman)	$150,000
Group Life and Accidental Death Insurance—Chairman	$400,000
Business Travel Accident Insurance (same for all including Chairman)	$250,000
Restricted Stock Units Granted Initial Date of Election	7,500 Restricted Stock Units

(a)	Effective January 1, 2006, the fee paid to the Audit Committee Chair increased to $25,000.

On January 3, 2005, on which day the fair market value of Humana stock was $29.415, each director in office at that time, other than Mr. McCallister, received a stock award of 3,400 shares valued at $100,011. On April 26, 2005, the date on which Mr. Dunbar was first elected to the Board and on which date the fair market value of Humana stock was $31.955, Mr. Dunbar was awarded 7,500 restricted shares, valued at $239,663, and was also awarded 2,087 shares valued at $66,690, representing a pro-ration of the $100,000 value award, in accordance with the policies noted above. On August 25, 2005, the date on which Mr. Robbins was first elected to the Board and on which date the fair market value of Humana stock was $46.605, Mr. Robbins was awarded 7,500 restricted share units, valued at $349,538, and was also awarded 894 shares valued at $41,665, representing a pro-ration of the $100,000 value award, in accordance with the policies noted above.

We pay for or reimburse our directors’ travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board, committee and stockholder meetings, and for other reasonable expenses related to board service such as director education. In addition, the Company paid certain local taxes that averaged approximately $3,230 per outside director, and life and accidental death insurance premiums that averaged approximately $1,089 per outside director. Directors may elect to participate in the medical and dental benefit programs offered to all employees of the Company at a comparable rate as paid by employees.

In connection with his positions as Vice Chairman of the Board and Chairman of the Board, David A. Jones, Jr. was reimbursed $60,000 for office expenses incurred during 2005, and the Company paid $20,000 for his membership to the Business Higher Education Forum.

Under the Director Compensation Program, the 7,500 restricted stock units awarded upon initial date of election and a pro-rated amount of the $100,000 annual common stock award will apply to James J. O’Brien, if elected.

Under the Humana Inc. Deferred Compensation Plan for Non-Employee Directors, non-employee directors may make an irrevocable election each year to defer compensation paid to them by the Company in the form of cash or stock for services rendered as a Board member. The director may elect to have cash fees credited to a guaranteed interest account at a rate equal to the average ten-year U.S. Treasury Note rate for the previous calendar quarter. The deferred stock will be paid out as Shares. Payments under the Plan generally commence on the date of termination of the director’s service as a member of the Board or a date specified by the director. The Company pays all costs and expenses incurred in the administration of the Plan. Six director nominees participate in this Plan.

Retirement Benefits

A director who is not an employee must retire at the annual meeting following his or her seventy-third birthday. Non-employee directors elected subsequent to 1997 do not receive any retirement benefits. Two of the current directors have retirement benefits that are grandfathered under the Company’s former Retirement Policy (the “Policy”). Under the Policy a retiring director is entitled to elect to receive either: (1) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997; or (2) in lieu thereof, an actuarially equivalent joint and survivor annuity payment. In addition, under the Policy, each retiring director also receives an annual matching charitable contribution benefit of $19,000 for the life of the director. For fiscal year 2005, the Company paid benefits under the Policy to four former directors. Mr. Hall will receive benefits under the Policy upon his retirement to be effective April 27, 2006.

David A. Jones’ Chairman and Retirement Benefits

Prior to his retirement as Chairman of the Board in April 2005, David A. Jones, Sr. received a prorated amount of the $225,000 annual retainer ($75,000) and the $7,200 annual Executive Committee payment fee ($2,400). He also received 3,400 Shares.

In connection with Mr. Jones Sr.’s retirement and in recognition of his role as founder of the Company, the Board of Directors approved the following retirement benefits: (1) a lump sum of two hundred thousand dollars ($200,000) at the date of his retirement; (2) at his election, the use of his current office facilities for up to eighteen months at no expense to him; and (3) standard severance benefits, and medical benefits continuation based on a group rate to them and their current dependents at their expense, to Mr. Jones’ three staff members. Each staff member of Mr. Jones is eligible for medical benefits continuation until they reach the age of 65 or until obtaining employment elsewhere which would provide similar benefits, whichever occurs first. In 2005, office facilities valued at $53,200 were provided to him. Additionally, he received approximately $56,800 per month under the Officers Target Retirement Plan due to his retirement in 1997 as an officer of the Company.

STOCK OWNERSHIP INFORMATION

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE, reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These reports generally are due within two business days of the transaction. Executive officers, directors, and greater than ten percent stockholders are required to furnish the Company with copies of all the forms they file.

During the year ended December 31, 2005, based upon the Company’s knowledge of stock transfers, a review of copies of these reports and written representations by persons subject to Section 16(a) as furnished to the Company, all executive officers, directors, and greater than ten percent beneficial owners of the Company’s common stock complied with Section 16(a) filing requirements applicable to the Company.

The Company has a program to oversee the compliance of its executive officers and directors in their reporting obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS OF COMPANY COMMON STOCK

Principal Stockholders of the Company

The Company knows of no person or entity who may be deemed to own beneficially more than 5% of the outstanding common stock except for:

Barclays Global Investors NA (and related companies filing as a Group) 45 Fremont Street San Francisco, CA 94105	17,462,686 shares	10.7%(1)(2)
FMR Corp. (and Affiliates) 82 Devonshire Street Boston, MA 02109	16,212,526 shares	9.9%(1)(3)
Wellington Management Company, LLP 75 State Street Boston, MA 02109	12,237,700 shares	7.5%(1)(4)
Vanguard Specialized Funds- Vanguard Health Care Fund 100 Vanguard Blvd Malvern,PA 19355	9,977,500 shares	6.1%(1)(5)

(1)	The percentage of ownership is based on 163,216,423 shares outstanding as of December 31, 2005.

(2)	Based upon a Form 13G filed with the SEC for the period ended December 31, 2005, Barclays Global Investors NA (and related companies filing as a group) has sole power to vote 15,424,884 shares and has sole dispositive power over 17,462,686 shares.

(3)	Based upon a Form 13G filed with the SEC for the period ended December 31, 2005, FMR Corp. (and Affiliates) has sole power to vote 3,685,026 shares and has sole dispositive power over 16,212,526 shares.

(4)	Based upon a Form 13G/A filed with the SEC for the period ended December 31, 2005, Wellington Management Company, LLP has shared power to vote 2,123,300 shares and has shared dispositive power over 12,237,700 shares.

(5)	Based upon a Form 13G/A filed with the SEC for the year ended December 31, 2005, Vanguard Specialized Funds-Vanguard Health Care Fund has sole power to vote 9,977,500 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows stock ownership by each of the Company’s nominees for directors, each Named Executive Officer, as defined herein, and by the directors and executive officers as a group as of March 6, 2006, unless otherwise indicated.

	Company Common Stock Beneficially Owned as of March 6, 2006 (1) (2)	Percent of Class as of March 6, 2006 (3)
David A. Jones, Jr.	501,298
Frank A. D’Amelio	24,702
W. Roy Dunbar	9,587
Kurt J. Hilzinger	24,702
Michael B. McCallister	1,660,303	1.01
James J. O’Brien	—
W. Ann Reynolds, Ph.D.	65,635
James O. Robbins (4)	—
James E. Murray	646,785
Jonathan T. Lord, M.D.	229,710
James H. Bloem	261,940
Bruce J. Goodman	280,009
All directors and executive officers as a group (19 in number, including those named above (“Group”) )	4,961,419	3.02%

(1)	Beneficial ownership of Shares of Company common stock, for purposes of this Proxy Statement, includes Shares of Company common stock as to which a person has or shares voting and/or investment power. Therefore, any restricted stock for which a person has voting power and all share equivalents in the HRSP are included. See the Summary Compensation Table in this Proxy Statement for additional information. These footnotes describe whenever an individual shares voting and/or investment power over the Shares of Company common stock beneficially owned by them.

The number of Shares of Company common stock listed:

(a)	Includes certain Shares of Company common stock equivalents held for the benefit of the individuals in the HRSP as of February 28, 2006, over which the employee participant has voting power and investment power. They are as follows:

Michael B. McCallister	38,118
James E. Murray	19,707
Jonathan T. Lord, M.D.	1,077
James H. Bloem	1,526
Bruce J. Goodman	39
All executive officers as a group (numbering 12, including those named herein)	101,410

(b)	Includes Shares of Company common stock which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after March 6, 2006 under the Company’s 1989 Stock Option Plan for Non-Employee Directors, the 1996 Stock Incentive Plan for Employees and the 2003 Stock Incentive Plan. They are as follows:

David A. Jones, Jr.	242,500
Frank A. D’Amelio	17,500
W. Roy Dunbar	—
Kurt J. Hilzinger	17,500
Michael B. McCallister	1,305,288
James J. O’Brien	—
W. Ann Reynolds, Ph.D.	37,500
James O. Robbins	—
James E. Murray	387,739
Jonathan T. Lord, M.D.	173,385
James H. Bloem	163,972
Bruce J. Goodman	139,997
Group (including those named herein)	3,381,431

(2)	Excludes 72 Shares of Company common stock held by Mr. Jones, Jr.’s spouse for which he disclaims beneficial ownership.

(3)	Unless indicated, less than 1% of the class.

(4)	James O. Robbins elected to defer all Shares awarded in 2005 and 2006 until his retirement from the Company’s Board of Directors. Mr. Robbins deferred 8,394 and 1,821 Shares in 2005 and 2006, respectively, which are not included in the total reported. Frank A. D’Amelio, W. Roy Dunbar and Kurt J. Hilzinger each elected to defer the 1,821 Shares awarded to them in 2006 until their retirement from the Company’s Board of Directors. Those Shares are, likewise, not included in the total reported.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION OF THE COMPANY

The following Summary Compensation Table shows the compensation earned for the time period served as an executive officer during the past three years by: (1) the President and Chief Executive Officer; and (2) each of the four other highest compensated executive officers of the Company serving at December 31, 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation (1) $	Restricted Stock Awards (2) #	Value of Restricted Stock at Date Of Grant(2) $	Number of Securities Underlying Options #	All Other Compensation (3) $
Michael B. McCallister President & Chief Executive Officer	2005 2004 2003	858,611 723,115 713,923	1,342,868 1,247,373 1,070,885	82,565 93,130 82,677	— — —	— — —	250,000 200,000 200,000	268,730 318,188 3,915,282

James E. Murray Chief Operating Officer	2005 2004 2003	518,419 480,492 476,630	582,825 475,687 571,956	20,799 36,394 24,332	— — —	— — —	110,000 85,000 50,000	407,413 205,407 2,601,658

Jonathan T. Lord, M.D. Sr. Vice President & Chief Innovation Officer	2005 2004 2003	468,132 435,410 431,630	526,290 431,056 440,263	15,676 30,394 28,148	— — —	— — —	75,000 70,000 50,000	114,000 108,748 1,694,382

James H. Bloem Sr. Vice President, Chief Financial Officer & Treasurer	2005 2004 2003	443,323 410,410 401,575	498,399 406,306 361,418	3,570 13,433 12,182	— — —	— — —	80,000 70,000 70,000	92,309 1,622,326 61,732

Bruce J. Goodman Sr. Vice President & Chief Service & Information Officer	2005 2004 2003	443,132 410,410 406,630	498,184 406,306 365,967	4,714 27,335 20,279	— — —	— — —	80,000 70,000 50,000	219,358 133,232 2,518,465

Footnotes to Summary Compensation Table:

(1)	The amounts listed under the Column entitled “Other Annual Compensation” in the “Summary Compensation Table” above include Company-provided transportation (car allowance and personal use of company aircraft), executive insurance, relocation expenses, and miscellaneous items, which are listed in the table below.

Other Annual Compensation from the Summary Compensation Table
	Year	Car Allowance(a) $	Personal Use of Company Aircraft(b) $	Exec. Ins. $	Relocation/ Misc.(c) $	Total
Michael B. McCallister	2005 2004 2003	2,827 10,904 10,500	69,469 73,615 63,805	1,440 1,211 1,197	8,829 7,400 7,175	82,565 93,130 82,677

James E. Murray	2005 2004 2003	2,827 10,904 10,500	11,057 12,883 6,727	869 806 799	6,046 11,801 6,306	20,799 36,394 24,332

Jonathan T. Lord, M.D.	2005 2004 2003	2,827 10,904 10,500	10,868 17,615 16,924	785 731 724	1,196 1,144 —	15,676 30,394 28,148

James H. Bloem	2005 2004 2003	2,827 10,904 10,500	— 1,840 —	743 689 671	— — 1,011	3,570 13,433 12,182

Bruce J. Goodman	2005 2004 2003	2,827 10,904 10,500	— 12,620 6,833	743 689 682	1,144 3,122 2,264	4,714 27,335 20,279

(a)	A $10,500 car allowance previously offered to the Company’s executives was discontinued by the Company in March 2005, and that amount was added to the base salaries of each of the Company’s executive officers, including each of the Named Executive Officers.

(b)	The costs of personal use of Company aircraft was based on the incremental costs to the Company.

(c)	Includes membership fees and dues paid by the Company on behalf of certain of the Named Executive Officers to various clubs used principally for business purposes. For 2005, these amounts were as follows: Michael B. McCallister — $7,800; James E. Murray — $5,032; Jonathan T. Lord, M.D. — $1,144; and Bruce J. Goodman — $1,144. We have included membership fees and dues under “Other Annual Compensation” for 2004 and 2003, but had not done so in previous years.

(2)	No restricted shares were awarded in 2005 to the Named Executive Officers.

The Company does not pay any dividends, but holders of restricted stock would be entitled to dividends, if paid.

Footnotes (Cont.)

(3)	The amounts listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” above include the value of Restricted Stock Awards which vested in 2004 and 2003, and also represent amounts contributed or accrued to the HRSP and contributions and earnings related to the Humana Supplemental Executive Retirement & Savings Plan (collectively “Long Term Benefit Plans”). The breakdown is listed in the table below.

All Other Compensation Long Term Benefit Plans from the Summary Compensation Table
		Value of Restricted Stock at Vesting Date $ (a)(b)	Contributions $	Earnings/ (Losses) $	Total
Michael B. McCallister	2005 2004 2003	— — 3,636,000	229,016 197,842 143,472	39,714 120,346 135,810	268,730 318,188 3,915,282

James E. Murray	2005 2004 2003	— — 2,424,000	105,981 115,430 89,544	301,432 89,977 88,114	407,413 205,407 2,601,658

Jonathan T. Lord, M.D.	2005 2004 2003	— — 1,616,000	95,571 95,803 75,456	18,429 12,945 2,926	114,000 108,748 1,694,382

James H. Bloem	2005 2004 2003	— 1,532,125 —	90,848 84,274 61,113	1,461 5,927 619	92,309 1,622,326 61,732

Bruce J. Goodman	2005 2004 2003	— — 2,424,000	90,098 84,774 66,193	129,260 48,458 28,272	219,358 133,232 2,518,465

(a)	The 2001 restricted stock awards vested in February and July 2004 as follows:

James H. Bloem — February	50,000 shares
James H. Bloem — July	25,000 shares

(b)	The 2000 restricted stock awards vested in August 2003 as follows:

Michael B. McCallister	225,000 shares
James E. Murray	150,000 shares
Jonathan T. Lord, M.D.	100,000 shares
Bruce J. Goodman	150,000 shares

In December 2005, the Organization & Compensation Committee established the criteria under the Company’s Executive Management Incentive Compensation Plan which covers the Named Executive Officers for the current fiscal year. The criteria for fiscal year 2006 will be based upon the following: an Earnings Per Share goal, a membership goal, and other specified initiatives. For the Chief Executive Officer, the sole measurement will be attainment of an Earnings Per Share (EPS) target for 2006. For the other executive officers, the measurements will consist of 80% EPS, 10% membership goals and 10% attainment of specific strategic initiatives. The target annual incentive awards for the executive officers generally will be in the range of 55% to 150% of base salary, with a maximum potential payment of 150% of the target amount. The actual awards will reflect the performance of the Company and the individual.

Also in December 2005, the Organization & Compensation Committee established a financial planning program for eight executive officers, including the Named Executive Officers, under which each may engage a specific third party to provide financial planning services and receive reimbursement from the Company of up to fifteen thousand dollars ($15,000) annually. No amounts were paid in 2005 for this program.

2005 STOCK OPTION GRANTS

The following table provides information on stock options granted to the Named Executive Officers during the year ended December 31, 2005.

	Number of Securities Underlying Options Granted (1) #	% of Total Options Granted To Employees In 2005%	Exercise Price Per Share (2) $	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
					5%	10%
					$	$
Michael B. McCallister	250,000	10.8	32.70	02/24/12	3,328,046	7,755,762
James E. Murray	110,000	4.8	32.70	02/24/12	1,464,340	3,412,535
Jonathan T. Lord, M.D.	75,000	3.2	32.70	02/24/12	998,414	2,326,729
James H. Bloem	80,000	3.5	32.70	02/24/12	1,064,975	2,481,844
Bruce J. Goodman	80,000	3.5	32.70	02/24/12	1,064,975	2,481,844

(1)	All options become exercisable in equal annual one-third installments from date of grant. In the event of a Change in Control of the Company, as defined in the Plan all outstanding stock options become fully vested and immediately exercisable in their entirety. In addition, during the 60-day period following the Change in Control, any stock option (or portion thereof) may generally be surrendered for cancellation for a payment of the difference between the fair market value and option price as more fully described in the Stock Option Plan.

(2)	The exercise price per share for the options is equal to the fair market value of the common stock on the date of grant. The exercise price may be paid in cash or, at the discretion of the Organization & Compensation Committee, in Shares of Company common stock valued at the fair market value on the date of exercise, or any combination thereof.

(3)	The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Shares of Company common stock appreciates in value from the date of grant to the end of the seven-year option term at annualized rates of 5% and 10%. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company common stock prices. No assurances can be given that the stock price will appreciate at these rates or experience any appreciation at all. The fair market value of the Company’s common stock was $54.49 on December 31, 2005.

2005 OPTION EXERCISES AND YEAR-END VALUES

The following table provides information on the value of stock options exercised during the year ended December 31, 2005 and the year-end values of unexercised options for the Named Executive Officers.

	Shares Acquired On Exercise #	Value Realized (1) $	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised “In-the-Money” Options at Year End (2)
			Exercisable #	Unexercisable #	Exercisable $	Unexercisable $
Michael B. McCallister	39,240	778,903	1,088,621	449,999	47,975,940	12,889,254
James E. Murray	34,400	474,417	306,073	183,332	12,708,527	5,031,966
Jonathan T. Lord, M.D.	45,282	1,466,910	108,386	138,332	4,566,587	3,937,387
James H. Bloem	16,165	345,714	90,639	149,999	3,769,174	4,347,828
Bruce J. Goodman	67,383	1,703,811	119,285	143,332	4,819,594	4,046,312

(1)	The Value Realized on Exercised Options is based on the difference between the fair market value of the Company’s common stock as reported on the NYSE Composite Tape and the exercise price of the options, on the date of exercise. Options exercised may or may not have been sold by a particular Named Executive Officer, and the inclusion in this table of such information should not be understood to imply that such Named Executive Officer is or was in actual receipt of such monies.

(2)	The Value of Unexercised “In-the-Money” Options is based on the difference between the December 31, 2005 fair market value of the Company’s common stock of $54.49 as reported on the NYSE Composite Tape, and the exercise price of the options.

OFFICERS’ TARGET RETIREMENT PLAN

The Company has in effect the Officers’ Target Retirement Plan (“OTRP”), which is a non-qualified, unfunded plan providing supplemental retirement benefits to each elected Company officer, including the Named Executive Officers, and other designated key employees.

The following table illustrates the estimated maximum annual benefit which would be payable at age 65 to a participant, at various average compensation levels for specified years of credited service, under the OTRP:

Estimated OTRP Maximum Annual Benefit at Age 65

For Years of Credited Service Shown (1)(2)

Average Compensation(3)	10 years	15 Years	20 Years	25 Years	30 Years
$ 100,000	$16,700	$25,050	$33,400	$41,750	$50,000
200,000	33,400	50,100	66,800	83,500	100,000
300,000	50,100	75,150	100,200	125,250	150,000
400,000	66,800	100,200	133,600	167,000	200,000
500,000	83,500	125,250	167,000	208,750	250,000
600,000	100,200	150,300	200,400	250,500	300,000
700,000	116,900	175,350	233,800	292,250	350,000
1,000,000	167,000	250,500	334,000	417,500	500,000
1,500,000	250,500	375,750	501,000	626,250	750,000
2,000,000	334,000	501,000	668,000	835,000	1,000,000

(1)	These estimates are based on the assumption that (a) the OTRP will be continued under its present terms; (b) the participant will continue with the Company until, and retire at, age 65; and (c) the participant elects to receive an annual distribution instead of a lump sum payment.

(2)	The amounts shown are the total targeted retirement benefit and are reduced by benefits received under the Retirement Account in the HRSP, the Supplemental Retirement Account in the Humana Supplemental Executive Retirement & Savings Plan and Social Security benefits.

(3)	Average Participating Compensation is generally the average of the highest three years out of the last five years computed by totaling base salary and incentive compensation for each year.

The maximum years of service credited under the OTRP are 30 years, unless otherwise changed by the Board of Directors. As of January 1, 2006, the years of service for each of the Named Executive Officers are as follows: Michael B. McCallister — 32; James E. Murray — 16; Jonathan T. Lord, M.D. — 6; James H. Bloem —5; and Bruce J. Goodman — 7.

HUMANA SUPPLEMENTAL EXECUTIVE RETIREMENT & SAVINGS PLAN (“HSERSP”)

The Company has a qualified combined pension plan and 401(k) plan, the Humana Retirement and Savings Plan, and the HSERSP, a non-qualified excess benefit plan. The Internal Revenue Code imposes limitations on the contributions that may be made to qualified plans. The benefits accrued under the HSERSP are those Company contributions that cannot be made to the qualified plan because of those limitations. Accruals under the HSERSP, which is unfunded, are deemed to be invested generally in the same investment vehicles selected by participants for their qualified plan funds. Benefits are distributable upon termination of employment, death, total disability, retirement or change in control of the Company. At December 31, 2005, the benefits accrued under the HSERSP for the Named Executive Officers are as follows: Michael B. McCallister — $1,300,302; James E. Murray — $1,110,135; Jonathan T. Lord, M.D. — $276,560; James H. Bloem — $200,299; and Bruce J. Goodman — $462,971.

SUPPLEMENTAL INDIVIDUAL INCOME PROTECTION INSURANCE PLAN

The Company has in effect a Supplemental Individual Income Protection Insurance Plan, which covers certain officers and other designated key employees, to supplement their group long term disability coverage. The Company provides this benefit, which will replace up to a specified percentage of targeted incentive compensation due to an injury or sickness that prevents the employee from performing the duties of their occupation. Each officer or key employee pays their own premiums. Mr. McCallister and Mr. Murray have elected to participate in this plan.

AGREEMENTS WITH DIRECTORS AND OFFICERS

McCallister Agreement

In September 2000, the Company entered into an agreement with Mr. McCallister (“McCallister Agreement”) pursuant to which he: 1) serves as President and Chief Executive Officer of the Company at an annual base salary in an amount not less than $650,000; 2) participates in an incentive plan providing for a target incentive compensation amount of not less than 125% of his base salary; and 3) is eligible for participation in all benefit plans and programs made available by the Company for its executive employees.

In the event of termination of employment without Good Cause (as defined in the McCallister Agreement), or with Good Cause under certain circumstances as set out in the McCallister Agreement, or pursuant to disability or death, the Company will pay to him or his estate an amount equal to any unpaid current annual base salary accrued through the date of termination and a prorated bonus calculated on the basis of 100% of base salary, plus a severance amount equal to his annual base salary plus bonus calculated at 100% of his base salary. He is also entitled to continue his coverage under the Company’s life, health and disability plans for a 12-month period upon the same terms and costs for other employees of the Company. Additionally, all of his stock options shall become fully vested and shall be exercisable for a two-year period following his termination.

In the event of termination of employment with Good Cause under certain circumstances as set out in the McCallister Agreement, Mr. McCallister would receive an amount equal to his then current base salary earned but not yet paid and shall have a period of 90 days to exercise any vested options. Mr. McCallister would forfeit any unvested options or restricted shares.

In the event of termination of employment because Mr. McCallister gives notice of termination of the McCallister Agreement, or because Mr. McCallister voluntarily terminates his employment during the Employment Period, then the Company shall pay to him an amount equal to his then current base salary. Any bonus payable shall be prorated. He shall have two years to exercise any vested options. He is also entitled to continue his coverage for a 12-month period under the Company’s life, health and disability plans upon the same terms and costs for other similarly situated employees of the Company.

In the event of termination of employment following a Change in Control of the Company, as defined in the McCallister Agreement, then Mr. McCallister shall receive: 1) his full base salary earned but not yet paid through the termination date at the greater of the rate in effect at the time of the Change in Control or the Termination Date (Higher Annual Base Salary), plus a prorated bonus calculated at 125% of his Higher Annual Base Salary; 2) an amount equal to two and one-half times the sum of the Higher Annual Base Salary plus the maximum target incentive compensation which could have been earned; 3) continued coverage for a two-year period, at the Company’s expense, under all life, health, dental, accidental death and dismemberment and disability insurance; and 4) a gross up amount for any payments that constitute an excess parachute payment as defined in the Internal Revenue Code of 1986, as amended.

The McCallister Agreement also contains provisions not to compete or solicit for a 12-month period following termination. The McCallister Agreement generally may be terminated by either party giving written notice at least sixty (60) days prior to December 31 of each year.

Health Benefits

All officers elected by the Board of Directors, including the Named Executive Officers, generally receive health benefits upon termination for themselves and their eligible dependents at a predetermined rate until the earlier of attainment of age 65 or obtaining other coverage.

Change in Control Benefits

The Company has entered into agreements with all other officers, including Mr. Murray, Dr. Lord, Mr. Bloem, Mr. Goodman, as well as certain key management employees, which for a two-year period following a Change in Control of the Company, as defined in the agreements provide certain benefits upon termination. Such termination may be involuntary or may be due to a resignation as a result of a change in responsibilities or compensation. Under these agreements, these individuals would be entitled to receive severance pay which generally is determined by multiplying the sum of each individual’s annual base salary, and the maximum incentive compensation payable to him or her, by a multiple ranging from one to one and one-half. Mr. Murray, Dr. Lord, Mr. Bloem, and Mr. Goodman would each receive a payment in the amount of one and one-half times the sum of their base salary and maximum bonus, in the event of a Change in Control. In addition, in the event of a Change In Control generally all Company options and restricted stock immediately vest, and health, life and disability insurance coverage is available.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

In 1994, the Company entered into an agreement with JAPC, Inc. (“JAPC”), which is owned by David A. Jones, father of David A. Jones, Jr. Under the terms of the Agreement as amended, the Company provides hangar space, pilot services and maintenance for an airplane owned by JAPC. The rate paid for these services is at least as favorable to the Company as market rates. The Company is fully reimbursed for the cost of the services. Either party upon 30 days’ written notice generally may terminate the agreement. For the year ended December 31, 2005, the Company was reimbursed approximately $390,462 by JAPC.

Effective January 1998, the Company entered into an Aircraft Interchange Agreement with JAPC. Under the terms of the Agreement as amended in February 2003 and amended a second time in April 2005, the Company leases its aircraft to JAPC and JAPC leases its aircraft to the Company. The lessee exchanges with the lessor hours of time on the lessee’s aircraft based on a ratio reflecting the difference in operating costs among the various aircraft. The Company and JAPC each bill the other for any flights that occurred in the preceding month. Any difference in number of hours is carried over to succeeding months and is offset against flight hours on aircraft of the other party. Either party upon 60 days’ written notice may terminate the agreement. For the year ended December 31, 2005, JAPC owes the Company approximately 8.58 hours which will be offset against 2006 usage.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company currently is comprised of five directors. All members are independent and financially literate as defined in the New York Stock Exchange listing standards. The Board of Directors has determined that Messrs. D’Amelio, Hall, Hilzinger and Robbins, and Dr. Reynolds, each meet the definition of “financial expert.” The Board of Directors has adopted a written charter for the Committee.

The Audit Committee reviews Humana’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2005 with Humana’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). Management is responsible for the financial statements and the reporting process, including its assessment of the Company’s internal control over financial reporting. PwC is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PwC, the auditors’ independence from Humana and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

During 2005, the Audit Committee met independently with the Director of Internal Audit, key members of management, and PwC regarding the Company’s business and current and planned audit activities. The Audit Committee, in consultation with management, Internal Audit, and PwC reviewed quarterly financial statements and earnings releases of the Company. The Audit Committee reviewed the annual financial statements of the Company. Audit Committee members individually reviewed monthly operating and financial information of the Company as well as internal audits of controls over operations, financial processes, and compliance with laws and regulations.

The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the U.S. Securities and Exchange Commission and the listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities, including a review of the internal controls and procedures of the Company.

The Audit Committee reviewed and approved the services provided by PwC to Humana consisting of the following:

	For The Years Ended December 31
	2005	2004
Audit Fees	$4,427,627	$3,815,844
Audit Related Fees	480,254	431,536
Tax Services	29,605	76,559
All Other Fees	9,768	17,893

TOTAL	$4,947,254	$4,341,832

•	Audit Fees include activities relating to the attestation of the Company’s consolidated financial statements, the audit of internal control over financial reporting and management’s assessment of internal control over financial reporting, statutory audits, reports issued pursuant to Statement on Auditing Standards No. 70, Service Organizations, state department of insurance examinations and SEC consultations.

•	Audit-Related Fees include activities for employee benefit plan audits and mandated regulatory and compliance reviews. No amounts were paid for financial systems design and implementation.

•	Tax Services include activities relating to state tax compliance work and state and local tax consultation.

•	All Other Fees in 2005 include annual renewal of software licenses for accounting research and work paper documentation software.

The Audit Committee discussed with Humana’s internal auditors and with PwC the overall scope and plans for their respective audits. At each meeting, the Audit Committee is provided the opportunity to meet with the internal auditors and with PwC with and without management present.

The Audit Committee has established policies and procedures for pre-approving all audit, review and attest services that are required under the securities laws and all other permissible tax and non-audit services necessary to assure the auditor’s continued independence. The Audit Committee annually will pre-approve the following permissible non-audit services:

•	Related Assurance and Attestation Services

•	Risk and Control Services

•	Transaction Services

•	Tax Services

The Audit Committee separately will consider any proposed retention of the independent registered public accounting firm for permissible non-audit services other than those listed above.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Humana Annual Report on Form 10-K for the year ended December 31, 2005.

All members of the Audit Committee of Humana submit the foregoing report:

AUDIT COMMITTEE

Frank A. D’Amelio, Chairman

John R. Hall

Kurt J. Hilzinger

W. Ann Reynolds, Ph.D.

James O. Robbins

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2006. In making this appointment, the Board considered the performance and independence of PwC, including whether any non-audit services performed by PwC are compatible with maintaining independence. The Audit Committee and Board of Directors believe that PwC has invaluable long-term knowledge of Humana. While preserving that knowledge, partners and employees of PwC engaged in audits of Humana are periodically changed, giving Humana access to new expertise, experience and perspectives. This year, we are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Charter, Bylaws, Delaware law or otherwise, the Board is submitting the appointment of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the appointment, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the appointment of a different firm for fiscal year 2007. Even if the appointment is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required and Recommendation of Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. An abstention is treated as being present and entitled to vote on the matter and, therefore, has the effect of a vote against this proposal. The Company believes that pursuant to current NYSE regulations, brokers will have discretionary voting power over the ratification of the appointment of the Company’s independent registered public accounting firm. However, any broker non-votes will not be counted in the tabulation of the votes cast on this proposal but will be counted for purposes of establishing a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ORGANIZATION & COMPENSATION COMMITTEE REPORT

Executive Officer Compensation Policy

The Organization & Compensation Committee (the “Committee”) administers the Company’s executive officer compensation program, the key components of which are base salary, incentive compensation and equity compensation (stock option and restricted stock awards). Each member of the Committee is an independent, non-employee director who has never been an employee of the Company.

The Company’s compensation program is intended to create competitive advantage through the stimulation of superior performance of human capital. Performance management at the Company focuses on building competencies required for the business, and on pursuing the highest level of contribution from each Humana associate. In general, the Company’s compensation program is intended to:

•	Provide compensation and benefits policies and practices that motivate and reward associates to achieve goals and objectives that maximize the value of the enterprise;

•	Provide total compensation that is competitive with the market, based on the value of benchmark roles in the marketplace; and

•	Align individual compensation with competency and contribution so that performance, tied to measurable objectives and results, will be rewarded appropriately.

The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive bonus permits team and individual performance to be recognized and is based, in part, on an evaluation of the contribution made by the officer to Company performance. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions that increase Company value and thus stockholder value. This use of equity compensation directly relates a significant portion of each executive officer’s long-term remuneration to the Company’s stock price, and thus aligns the executive’s compensation with the interests of the Company’s other stockholders. The granting of stock options, as well as the more limited use of restricted stock, is used to: (1) recognize promotions of executives into positions of significant responsibilities; (2) recognize significant accomplishments of executives, particularly as the accomplishments impact growth, profits and/or competitive positioning; and (3) as an additional incentive to attract and retain high level executive talent.

The executive officer compensation program is designed to allow the Company to be competitive in the marketplace in attracting, motivating and retaining key executive officers. The Committee considers the overall compensation package when setting any one component of compensation. The marketplace is defined as both publicly traded companies approximating the Company’s revenue and employee size, and specific companies in the health benefits industry. The Committee believes this definition of the marketplace provides a good benchmark for analyzing the competitiveness of the Company’s executive compensation program. While data from specific competitors is used in the compensation analysis, the Company uses a different comparator group – a health care index—in its Stock Performance graph.

The Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of independent consultants. Consultants are engaged by, and report directly to, the Committee.

Base Compensation

Base compensation for executive officers is determined by an assessment of overall Company performance, executive officer performance, changes in executive officer responsibilities and relevant industry survey findings. While many aspects of performance can be measured in financial terms, the Committee also evaluates senior management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other associates, innovation and improvement in the Company’s products and processes, as well as the executive’s involvement in industry groups and in the communities that the Company serves. The Company’s policy is to target executive base salaries at the market median, but ranging from the 25th to the 75th percentile of the marketplace as defined above, depending on level of competency and contribution of each executive. Individual salaries are generally established in alignment with this target to ensure the attraction, development and retention of superior talent, as well as in relation to individual executive performance.

Incentive Compensation

The Company’s incentive compensation plans are designed to reward officers and other designated key associates for the attainment of financial goals and other performance objectives approved annually by the Committee. Incentive compensation objectives are constructed to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to the success of the Company. During 2005, the Company’s executive officers reporting directly to Mr. McCallister, including the Named Executive Officers, participated in the Humana Inc. 2003 Executive Management Incentive Compensation Plan that was approved by the Company’s stockholders. The Company’s other executive officers in 2005 participated in a plan, the metrics of which were reviewed by this Committee. For 2005, the Performance Target was based solely on the attainment of a pre-established Company earnings per share objective for Mr. McCallister and earnings per share, membership and measurable strategic objectives for the other Named Executive Officers. Maximum potential payment ranged from 150% to 175% of annual base earnings. The 2005 Performance Targets under the Plan for the Named Executive Officers were met or exceeded and the Named Executive Officers received payments ranging from 112% to 156% of annual base earnings.

See the “Summary Compensation Table” herein for the amounts paid to the Named Executive Officers.

Equity Compensation

The Company uses stock options and restricted stock awards to reward executive officers and other key associates for long-term performance and as a method to attract, motivate, and retain key employees. The use of equity-based compensation provides a vital link between the long-term results achieved for the Company’s stockholders and the rewards provided to executive officers and other associates.

All stock options are granted at the fair market value of the Company’s stock on the date of grant. The Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards, with from time to time, the assistance of outside consultants. The number of shares covered by each award reflects the executive’s level of responsibility along with past and anticipated future contributions to the Company.

In 2005, the Committee granted options totaling approximately 1.4% and restricted stock awards totaling approximately 0.3% of the Company’s outstanding common stock as of year-end to its associates. As reported in “2005 Stock Option Grants” all Named Executive Officers received stock options in 2005, but none received a restricted stock award.

See “Summary Compensation Table” for additional information on these equity awards.

Stock Ownership Guidelines

The Board believes that linking a significant amount of an executive’s current and potential future net worth to the Company’s success, as reflected in the stock price, gives the executive a stake similar to that of Humana’s stockholders and results in long-term management for the benefit of those stockholders.

Consistent with this philosophy, in 2005 the Board of Directors established stock ownership guidelines for the Company’s executive officers. Expressed as a multiple of base salary, minimum levels of Humana common stock ownership are:

•	President & Chief Executive Officer: Five times base salary.

•	Direct Reports to the President & Chief Executive Officer: Three times base salary.

•	All other executive officers: Two times base salary.

Chief Executive Officer Compensation

In April 2005, Mr. McCallister’s salary was raised from Eight Hundred Fifty Thousand ($850,000) to Eight Hundred Sixty Thousand Five Hundred Dollars ($860,500) to reflect a change in a Company car allowance policy. A $10,500 car allowance previously offered to the Company’s executives was discontinued, but that amount was added to the base salaries of each of the Company’s executive officers, including each of the Named Executive Officers. In December 2005, the Committee approved an increase in Mr. McCallister’s base salary to Nine Hundred Thousand Dollars ($900,000) effective December 25, 2005.

As indicated above, Mr. McCallister participated in the Humana Inc. 2003 Executive Management Incentive Compensation Plan. Because his 2005 Earnings Per Share goal under this Plan was met, Mr. McCallister received One Million, Three Hundred Forty-Two Thousand, Eight Hundred Sixty-Eight Dollars ($1,342,868). The Committee believes Mr. McCallister’s base salary and bonus reflect the Company’s overall financial performance together with his achievements and the progress in furthering the Company’s operational initiatives. The Company has previously entered into an Employment Agreement with Mr. McCallister that is more fully described in this Proxy Statement under “Executive Compensation of the Company — Agreements with Directors and Officers.”

Executive Compensation Tax Deductibility

The Internal Revenue Code generally provides that compensation paid by publicly-held corporations to the Chief Executive Officer and the four other most highly paid executive officers in excess of one million dollars ($1,000,000) per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. The Committee believes it has taken the necessary steps to qualify the Company’s performance-based compensation plans for tax deductibility. Compensation as defined by the Code includes, among other things, base salary, incentive compensation, and gains on stock options and restricted stock. It is the Committee’s policy to maximize the effectiveness of the Company’s executive compensation plans. In that regard, the

Committee intends to maintain flexibility to take actions which it deems to be in the best interest of the Company and its stockholders. Such actions may not always qualify for tax deductibility under the Code. The Committee believes that all executive compensation paid for 2005 will be deductible for federal income tax purposes.

All members of the Organization & Compensation Committee of the Company whose names follow submit the foregoing report.

ORGANIZATION & COMPENSATION COMMITTEE

Kurt J. Hilzinger, Chairman

W. Roy Dunbar

John R. Hall

W. Ann Reynolds, Ph.D.

The foregoing reports of the Audit Committee and the Organization & Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company’s common stock to the Standard & Poor’s Composite 500 Stock Index (“S&P 500”) and the Morgan Stanley Health Care Payer Index (“Peer Group”) for the five years ended December 31, 2005. The graph assumes an investment of $100 in each of the Company’s common stock, the S&P 500, and the Peer Group on December 31, 2000.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
HUM	100	77	66	150	195	356
S&P 500	100	87	67	84	92	95
Peer Group	100	91	104	176	258	353
Note: Peer Group is represented by the Morgan Stanley Health Care Payer Index which at December 31, 2005, was comprised of Aetna, AmeriGroup, Centene Corp., Cigna, Coventry Health Care, Health Net, Humana, Molina Healthcare, Sierra Health Services, UnitedHealth Group and Wellpoint.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains plans under which options to purchase our common stock and under which awards of restricted stock may be made to officers, directors, key employees and consultants. Options are granted at the average market price on the date of grant. Exercise provisions vary, but most options vest in whole or in part from one to three years from date of grant and expire seven to ten years after date of grant.

Information concerning stock option awards, and number of securities remaining available for future issuance under our equity compensation plans in effect as of December 31, 2005 follows:

Column	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	9,418,539	$19.71	2,852,181(1)
Equity compensation plans not approved by security holders(2)	243,219	$11.12	—
Total	9,661,758	$19.50	2,852,181

(1)	Of the number listed above, 2,852,181 can be issued as Restricted Stock at December 31, 2005. Through March 6, 2006, 1,551,301 stock options and restricted stock awards were granted. After cancellations, 1,313,703 shares remain available for future awards under the 2003 Stock Incentive Plan.

(2)	The material features of the plan are described below:

Non-Qualified Stock Option Plan for Employees

On September 9, 1999, the Board of Directors adopted the Humana Inc. Stock Option Plan for Employees (the “1999 Plan”). The Board of Directors determined that no further awards would be made under the 1999 Plan as of December 31, 2002.

The 1999 Plan authorized the grant of non-qualified stock options to eligible employees of the Company or its Subsidiaries. Executive Officers and Directors were not eligible to participate in the 1999 Plan.

The 1999 Plan was intended to provide incentives and rewards for employees (i) to support the implementation of the Company’s business and human resource strategies and the achievement of its goals, and (ii) to align the interests of employees with those of the Company’s stockholders.

The 1999 Plan is administered by the Organization & Compensation Committee of the Company’s Board of Directors (“Committee”).

The maximum number of Shares of common stock that could be awarded under the 1999 Plan was 1,700,000. The maximum number of shares that could be awarded to any individual was 15% of the shares of common stock authorized under the 1999 Plan.

Only non-qualified stock options could be granted under the 1999 Plan.

Generally, in the event of a Change in Control of the Company, as defined in the 1999 Plan, all outstanding stock options become fully vested and immediately exercisable in their entirety.

For federal income tax purposes, no income is recognized by a participant upon the grant of a non-qualified stock option under the 1999 Plan. Upon the exercise of an option, however, compensation taxable as ordinary income is realized by the participant in an amount equal to the excess of the fair market value of a share of the common stock on the date of such exercise over the exercise price. The taxable income resulting from the exercise of an option granted to an employee constitutes wages subject to the withholding of income taxes. Accordingly, the Company is required to make whatever arrangements are necessary to collect the amount of tax required to be withheld. The employee’s income as reported on the Form W-2 will include the stock option exercise.

The above description does not include the shares of Restricted Stock awarded in 2000 and thereafter. For information concerning these awards, see the “Summary Compensation Table” contained in this Proxy Statement and “Footnote 11 — Employee Benefit Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

PROPOSAL THREE: APPROVE THE AMENDED AND RESTATED 2003

STOCK INCENTIVE PLAN

In 2003, the Board adopted, and the stockholders subsequently approved, the 2003 Stock Incentive Plan (the “Stock Plan”). The Stock Plan provides for the award of long-term incentives to directors, executive officers and other employees who make substantial contributions to the growth of the Company. The Stock Plan enables the Company to grant stock options and stock appreciation rights and to make grants of restricted stock, performance awards, restricted stock units and other stock-based and cash-based grants and awards (collectively the “Awards”). As originally approved, 8,000,000 shares, $0.16 2/3 per share par value of the Company’s common stock (the “Shares”) were available for issuance under the Stock Plan. As of March 6, 2006, 1,313,703 Shares remain available for issuance under the Stock Plan. The Board, upon recommendation of the Organization & Compensation Committee (“the Committee”), has approved a restatement of the Stock Plan which, among other things, increases the aggregate number of Shares authorized for issuance by 11,000,000 Shares, subject to stockholder approval so that the total Shares available for issuance under the restated Stock Plan would be 19,000,000 and made certain other revisions to the Stock Plan. The restated Stock Plan will implement the so-called “fungible share approach” – which would count Options and Stock Appreciation Rights as 1 share equivalent against the total number of Shares authorized for issuance, and full value awards such as restricted stock awards as 1.7 share equivalents against the number of Shares available for issuance.

The restated Stock Plan includes certain other revisions that are administrative in character and do not require stockholder approval under NYSE rules. One such revision is the replacement of the phrase “Phantom Stock”, and all incidental references thereto, with the phrase “Restricted Stock Units” which are the same benefits under the restated Stock Plan. There are other revisions to the restated Stock Plan which are clerical or purely administrative in nature.

The provisions of the restated Stock Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Exchange Act, or its successors, with respect to reporting persons, including the Company’s executive officers. The aggregate number of Shares that may be issued or reserved for issuance pursuant to the restated Stock Plan may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by the Company (and not reserved for any other purpose). The restated Stock Plan contains antidilution provisions, allowing for adjustments in the number of Shares in case of stock dividends and other changes in the Company’s capital structure. No grants or awards of Shares may be made under the restated Stock Plan after May 14, 2013.

The Board of Directors believes that their actions described below together with the restated Stock Plan provisions are consistent with the interests of stockholders and with sound corporate governance practices. These actions and provisions include:

No Stock Option or Repricings:    The restated Stock Plan prohibits the repricing of stock options and Stock Appreciation Rights without the approval of stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price or any other Award or cash payment.

Limitation on Shares Issued Other than for Stock Options and Stock Appreciation Rights:    Any Shares granted, after the date of the amendment, as Options or Stock Appreciation Rights shall be counted against the number of Shares available under the restated

Stock Plan as one Share for every one Share granted. Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against the number of Shares available under the restated Stock Plan as 1.7 Shares for every 1 Share granted.

Limitation on Individual Awards:    During the term of the restated Stock Plan, no single Participant may receive Awards (other than Performance Units denominated in dollars) covering more than 20% of the Shares available for issuance under the restated Stock Plan. The maximum dollar amount of Performance Units denominated in dollars which may be paid in any calendar year to any individual is limited to three million dollars ($3,000,000) for the Chief Executive Officer and one million five hundred thousand dollars ($1,500,000) for any other Participant.

No annual “Evergreen” Provision:    The restated Stock Plan provides for a fixed number of Shares, and requires stockholder approval of any additional allocation of Shares.

No Discount Stock Options:    The restated Stock Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of a Share on the date the stock option is granted.

Independent Organization & Compensation Committee:    The restated Stock Plan will be governed by a committee consisting of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and meeting the NYSE standards for director independence.

At March 6, 2006, there were 10,018,048 options outstanding at an average exercise price of $22.77, with an average remaining contractual life of 5.92 years, and 1,313,703 Shares were available for future grants. On March 6, 2006, there were 164,376,634 Shares issued and outstanding. The average price per Share on March 6, 2006 was $50.27.

The principal provisions of the restated Stock Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the restated Stock Plan, a copy of which is attached hereto as Appendix A. Terms not defined herein shall have the same meaning as set forth in the restated Stock Plan. While the proposed amendment to the restated Stock Plan to authorize more Shares as described herein is submitted for stockholder approval, there are other amendments, administrative in character, which do not require stockholder approval.

Purpose:    The restated Stock Plan is intended to strengthen the Company by providing incentives and rewards for Participants thereby encouraging them to devote their abilities to the success of the Company, thus enhancing the value of the Company for the benefit of stockholders. It is also intended to enhance the ability of the Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Administration:    The restated Stock Plan will be administered by the Committee with each member being a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code as amended (the “Code”). All of the members of the Committee meet the NYSE and SEC standards for director independence.

In administering the restated Stock Plan, the Committee will determine, among other things: (i) the individuals to whom grants or Awards will be made; (ii) the type and size of

Awards; and (iii) the terms of an Award including, but not limited to, vesting schedule, grant price, restriction or performance criteria, and length of relevant performance, restriction or option periods.

The Committee may delegate to one or more directors, or one or more executive officers, the power to grant and administer awards under the restated Stock Plan to Participants who are not executive officers. The Committee may also construe, interpret and correct defects, omissions and inconsistencies in the restated Stock Plan.

Participation:    The Committee may grant Awards under the restated Stock Plan to any director, officer, employee or consultant of the Company (“Eligible Individual”). In practice, annual Awards are made to a group of approximately 500—800 management employees. Outside directors currently receive annual awards as described in this Proxy Statement under “Director Compensation.”

New Plan Benefits:    As described above, the selection of the Eligible Individuals who will receive Awards under the restated Stock Plan, if approved by stockholders, and the size and type of Awards is to be determined by the Committee in its discretion.

No amounts have been granted or awarded from the additional 11,000,000 Shares authorized under the restated Stock Plan, and no Awards in respect of such Shares are determinable at this time.

Shares of Company Stock Available for Issuance:    The restated Stock Plan authorizes the issuance of up to Nineteen Million (19,000,000) Shares.

The stock subject to the provisions of the restated Stock Plan shall be authorized but unissued Shares or treasury shares. If any Shares subject to any Award under the restated Stock Plan are forfeited or the Award otherwise terminates without the issuance of such Shares, those Shares will again be available for grant under the restated Stock Plan.

Pursuant to the restated Stock Plan, the number and kind of Shares to which Awards are subject may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassification, recapitalization, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of Shares.

Options and Stock Appreciation Rights:    Options to purchase Shares may be granted under the restated Stock Plan, either alone or in addition to other Awards and for no consideration or for such consideration as the Committee may determine or as may be required by applicable law. A stock option may be granted in the form of an incentive stock option or a non-qualified stock option.

The price at which a Share may be purchased under an Option will be determined by the Committee, but may not be less than the fair market value of a Share on the date the Option is granted. Fair market value means the average of the highest and lowest sale price of Humana Inc. common stock reported on the NYSE on the relevant date of determination.

The restated Stock Plan permits the Committee to establish the term of each option, but generally no option will be exercisable after ten years from the grant date of the option. Options will be exercisable at such time or times as determined by the Committee.

The amount of incentive stock options vesting in a particular year cannot exceed the maximum amount permitted under Section 422 of the Code, determined using the aggregate fair market value of a Share on the date of grant. Additionally, the aggregate number of Shares which can be awarded as incentive stock options is limited to fifty percent (50%) of the total Shares available for issuance under the restated Stock Plan.

In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.

Stock Appreciation Rights entitle a Participant to receive upon exercise an amount equal to the number of Shares subject to the Award multiplied by the excess of the fair market value of a Share at the time of exercise over the exercise price which may not be less than the fair market value on the grant date. Stock Appreciation Rights may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee. Stock Appreciation Rights may be granted to Participants either alone or in addition to other awards and may relate to a specific option. Any Stock Appreciation Rights related to an Option other than an incentive stock option may be granted at the same time the Option is granted or at any time thereafter before exercise or expiration of the option. Any Stock Appreciation Rights related to an incentive stock option must be granted at the same time the option is granted.

A Stock Appreciation Right related to an Option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related Option. Any Option related to a Stock Appreciation Right that is exercised will cease to be exercisable to the extent the related Stock Appreciation Right has been exercised.

Restricted Stock:    Restricted Stock awards may, subject to the limitations of the restated Stock Plan, be issued to Participants, either alone or in addition to other Awards granted under the restated Stock Plan. Restricted shares are Shares that are subject to restrictions on transfer or other incidents of ownership. The restrictions may lapse based solely on continued employment or service with the Company for specified periods or based on the attainment of specified performance criteria.

Performance Awards:    Performance-based awards may be issued to Participants, either alone or in addition to other Awards granted under the restated Stock Plan. The performance criteria to be achieved during a performance period and the length of such performance period will be determined by the Committee. Performance-based awards may be in the form of performance units (each representing a Share or a specific dollar award) or performance shares.

With certain exceptions, the settlement of performance awards will be made only after the end of the relevant performance period. Performance Units may be settled in cash, Shares or any combination thereof, in the sole discretion of the Committee at the time of payment.

Performance Objectives:    The performance criteria established by the Committee will be based on the following objectives: (i) earnings per Share; (ii) Share price; (iii) consolidated net income; (iv) pre-tax profits; (v) earnings or net earnings; (vi) return on equity or assets; (vii) sales; (viii) cash flows from operating activities; (ix) return on invested capital; (x) membership; (xi) other Company-specific growth or profit objectives as determined by the Committee; or (xii) any combination of the foregoing.

These Performance Objectives may be established in respect to the performance of the Company, any of its subsidiaries, any of its divisions or any combinations thereof.

To preserve the intended incentives and benefits of an Award based on Performance Objectives, the Committee may determine at the time Performance Objectives are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Objective to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year, or to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section may relate to the Company as a whole or any part of the Company’s business operations. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless the Committee designates another objective method of measurement.

In addition to the foregoing, the Committee shall adjust any Performance Objectives or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of Shares or other similar changes in such stock.

Restricted Stock Units:    The restated Stock Plan provides for the grant of common stock-equivalents referred to as Restricted Stock Units, which may be settled in cash or Shares. The Restricted Stock Units are intended to be substantially similar to Restricted Stock Awards with the exception that no Shares are issued at the time of the grant of the Award. Any Shares issuable in settlement of any Restricted Stock Units will be issued only upon the vesting of the Restricted Stock Units.

Termination, Death or Disability:    If a Participant is terminated for Cause, all rights of such Participant under any outstanding Award shall terminate.

Except as otherwise determined by the Committee, if a Participant is terminated for any reason other than for Cause, Retirement, death or Disability, any outstanding Option and Stock Appreciation Right shall be exercisable by such Participant at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the time of termination.

Except as otherwise determined by the Committee, upon termination of employment for any reason, other than, death or Disability, any portion of a Restricted Stock Award, Restricted Stock Unit Award, or other Performance Award still subject to restriction will be forfeited by the Participant and reacquired by the Company.

Except as otherwise determined by the Committee, upon a Participant’s Retirement, any outstanding Options or Stock Appreciation Rights shall be exercisable by such Participant at any time prior to the expiration date of the Option or Stock Appreciation Right or within two (2) years after the date of such Retirement, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of such Retirement.

Except as otherwise determined by the Committee, upon death or Disability, all outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full and shall remain exercisable for two (2) years after the date of death regardless of the expiration of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options. Except as otherwise determined by the Committee, upon death or Disability, all restrictions or performance criteria applicable to any Shares of Restricted Stock or Performance Awards shall immediately lapse.

Change in Control:    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, all outstanding Options and Stock Appreciation Rights become fully vested and immediately exercisable in their entirety, and, to the extent set forth in a Participant’s agreement, the Participant will be permitted, during the 60-day period following the Change in Control, to surrender for cancellation any Option or Stock Appreciation Rights (or portion thereof) for a cash payment in respect of each Share covered by the Option or Stock Appreciation Rights or portion thereof surrendered. The payment would generally be equal to the excess, if any, of the greater of (1) the fair market value of a Share on the date of surrender or (2) the Fair Market Value as Adjusted of a Share over the per Share exercise price under the Option.

Additionally, unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, all other types of Awards, including Restricted Stock and Performance Awards, will become fully and immediately exercisable, and all restrictions shall lapse and all Performance Objectives will be deemed to have been met at the maximum level.

Effective Date, Term, Amendment and Termination:    If approved by stockholders, the restated Stock Plan, as amended, will become effective as of the date of such approval (April 27, 2006) and will remain in effect until the earlier of (a) the date that no additional Shares are available for issuance, (b) the date the restated Stock Plan is terminated by the Board of Directors in accordance with its terms, or (c) ten years from its original effective date (May 14, 2013). Termination will not affect grants and awards then outstanding under the restated Stock Plan.

The Board of Directors may terminate or amend the restated Stock Plan at any time without stockholder approval, unless such approval is mandated by the restated Stock Plan or necessary to comply with the Exchange Act, the Code or other applicable law. In any event, stockholder approval will be required to, among other things, (i) increase the maximum number of Shares issuable under the restated Stock Plan, (ii) reprice or replace Options by reducing the exercise price, or (iii) change the individuals or class of individuals eligible to participate in the restated Stock Plan.

No amendment may impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent.

Federal Income Tax Consequences:    Options.    The Company believes that under present law, the following are the U.S. federal income tax consequences generally arising with respect to Stock Options. The grant of an Option will create no tax consequences for a Participant or the Company. A Participant will have no taxable income upon exercising an incentive stock option after the applicable incentive stock option holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an Option other than an incentive stock option, a Participant must recognize ordinary income equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction for the same amount. The treatment to a Participant of a disposition of Shares acquired through the exercise of an Option depends on how long the Shares were held and on whether the Shares were acquired by exercising an incentive stock option or by exercising an Option other than an incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of Shares acquired under an Option, except that the Company may be entitled to a deduction in the case of a disposition of Shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

Stock Appreciation Rights.    The amount of any cash (or the fair market value of any Shares) received upon the exercise of a Stock Appreciation Right under the restated Stock Plan will be includable in a Participant’s ordinary income. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the Participant.

Restricted Stock.    A Participant generally will not recognize taxable income upon the grant of Restricted Stock, and the recognition of any income will be postponed until such Shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the Participant will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse less any amount paid by the Participant for the restricted stock. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the Participant’s gross income.

A Participant may elect to be taxed at the time of the grant of Restricted Stock (rather than being taxed at the time that the respective restrictions lapse) and, if this election is made no later than 30 days after the date of grant, the Participant will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the Participant for such Shares. The Company would be entitled to a correlative deduction.

Performance Units and Shares.    Generally, a Participant will not recognize any taxable income upon the award of performance units. At the end of the applicable performance period, an amount equal to the amount of cash or the fair market value of the common stock or other property received will be recognized as ordinary income by the Participant, and, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction at such time equal to the amount recognized by the Participant.

No taxable income will generally be recognized by a Participant upon being awarded performance Shares. Upon delivery of the common stock at the end of the applicable performance period free of all restrictions, the Participant will recognize ordinary income equal to the fair market value of the stock received. Alternatively, the Participant may elect to be taxed at the time of the grant of the Performance Shares or Restricted Stock, as described above. The Company will be entitled to a deduction equal to the amount recognized by the Participant at the time such amount is recognized by the Participant, subject to the deduction limitation under Section 162 (m) or 280G of the Internal Revenue Code.

Restricted Stock Units.    A Participant who is granted a Restricted Stock Unit is not required to recognize any taxable income at the time of grant. Upon distribution of Shares in respect of a Restricted Stock Unit, the fair market value of those Shares will be taxable to the Participant as ordinary income and the Company will receive a deduction equal to the income recognized by the Participant. Any subsequent disposition by the Participant of Shares acquired pursuant to Restricted Stock Units will result in capital gain or loss (based on the difference between the price received on disposition of the Shares and the market value of the Shares at the time of distribution).

Section 162(m) Limit.    The restated Stock Plan is designed to enable Humana to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code provides that, subject to certain exceptions, Humana may not deduct compensation paid to any one of certain executive officers in excess of $1 million for any one fiscal year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the restated Stock Plan is approved by stockholders, the Company expects that all Stock Options, Stock Appreciation Rights and Performance Awards paid in accordance with the Stock Plan will be deductible as performance based compensation not subject to the $1 million limitation on deductibility.

If the restated Stock Plan is approved by the stockholders, the Company intends to register the Shares that could be awarded under the restated Stock Plan as soon as practicable after such approval.

Vote Required and Recommendation of Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for the approval of the Amended and Restated 2003 Stock Incentive Plan. On this proposal, abstentions will be included as negative votes in the tabulation of the votes cast by stockholders. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN TO AUTHORIZE, AMONG OTHER THINGS, ADDITIONAL SHARES.

ADDITIONAL INFORMATION

Our Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain of its exhibits, is included with the mailing of this Proxy Statement. The Company will provide a copy without charge to anyone who makes a written request to Humana Inc., Investor Relations Department, 500 West Main Street, Louisville, KY 40202. The Company’s Annual Report on Form 10-K and all other filings with the SEC may also be accessed via the Investor Relations page on the Company’s web site at www.humana.com. From the www.humana.com web page, click on “Investor Relations,” then click on “Financial Reports & Press Releases”, and then select from the various SEC filings available for display there.

By Order of the Board of Directors,

Joan O. Lenahan, Vice President &

Corporate Secretary

APPENDIX A

HUMANA INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

SECTION 1.1 PURPOSE. The purpose of the Humana Inc. 2003 Stock Incentive Plan (the “Plan”) is to strengthen Humana Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ employees, officers, consultants and directors and thereby encouraging them to devote their abilities to the success of the Company and its Subsidiaries, thus enhancing the value of the Company for the benefit of its stockholders. It is also intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 1.2 ESTABLISHMENT AND TERM OF THE PLAN. The Company establishes the Plan effective as of May 15, 2003, the Plan having been approved by the Company’s stockholders on that date. The Plan shall remain in effect until the earliest of: (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 13 or (iii) the day preceding the tenth anniversary of the date of its adoption. Upon the termination or expiration of the Plan as provided in this Section 1.2, no Award shall be granted pursuant to the Plan, but any Award granted prior thereto may extend beyond such termination or expiration.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

2.1	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award.

2.2	“Award Agreement” or “Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed or otherwise authenticated by both the Company and the Participant.

2.3	“Board” shall mean the Board of Directors of the Company.

2.4	“Cause” shall mean, unless otherwise defined in the Award Agreement or a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

2.5	“Change in Control” shall mean the occurrence of:

(a)

An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)	The individuals who, as of the effective date of this Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)	The consummation of:

(i)	A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)	the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and

(C)	no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7	“Committee” shall mean the Organization & Compensation Committee of the Board (or any successor committee); provided, however, that (i) with respect to Awards to any Eligible Individual subject to Section 16 of the Exchange Act, Committee means all of the members of the Organization & Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act, (ii) with respect to Awards intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Organization & Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) with respect to all Awards, the Committee shall be composed of “independent” directors as required under the New York Stock Exchange listing requirements.

2.8	“Company” shall mean Humana Inc. and any successor thereto.

2.9	“Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long term disability plan.

2.10	“Eligible Individual” means any Employee or any director or consultant of the Company or any of its Subsidiaries.

2.11	“Employee” shall mean any employee of the Company or of any of its Subsidiaries. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary of the Company, even if he or she continues to be employed by such employer.

2.12	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.13	“Fair Market Value” shall mean, (i) with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange or the value of a Share for such date as established by the Committee using any other reasonable method of valuation, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14	“Fair Market Value as Adjusted” means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

2.15	“Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and designated by the Committee as an Incentive Stock Option.

2.16	“Nonqualified Stock Option” shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

2.17	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.18	“Parent” shall mean any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.19	“Participant” shall mean an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

2.20	“Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

2.21	“Performance-Based Compensation” means an Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.22	“Performance Objectives” shall have the meaning set forth in Section 9.3(a).

2.23	“Performance Period” shall mean that period, established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.24	“Performance Share” shall mean any Shares issued or transferred to a Participant under Section 9.2.

2.25	“Performance Unit” shall mean Performance Units granted to a Participant under Section 9.1.

2.26	“Plan” shall mean the Humana Inc. 2003 Stock Incentive Plan, as the same may be amended from time to time.

2.27	“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 8 hereof.

2.29	“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8 representing a hypothetical number of Shares.

2.30	“Retirement” shall have the same meaning as set forth in the Humana Retirement and Savings Plan or any successor plan thereto.

2.31	“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.32	“Share Award” means an Award of Shares granted pursuant to Section 10.

2.33	“Shares” shall mean the shares of common stock, $.16 2/3 par value, of the Company and such other securities of the Company into which such Shares are changed or for which such shares are exchanged.

2.34	“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, other than in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

2.35	“Subsidiary” shall mean (i) a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, or (ii) other than for purposes of determining who is an Employee that is eligible for an Award of Incentive Stock Option, any other entity in which the Company directly or indirectly owns 50% or more of the voting interests.

2.36	“Substitute Award” shall have the meaning set forth in Section 4.3.

2.37	“Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422 or the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

SECTION 3. ADMINISTRATION.

3.1	Authority of Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to: (i) select those Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) accelerate the exercisability of, and accelerate or waive any restrictions and conditions applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;

(ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan; and (xi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. Notwithstanding anything in this Section 3.1 to the contrary, the Committee shall not have the authority to reduce the exercise price for Options and Stock Appreciation Rights other than in connection with adjustments as provided in Section 4.

3.2	Decisions Binding. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company and its Subsidiaries, any Participant, and any Eligible Individual.

3.3	Delegation. Subject to all applicable laws and the terms of the Plan, the Committee may delegate, in whole or in part and as limited by the Committee, its authority as identified herein to any individual or committee of individuals (who need not be directors of the Board), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company, or any of its Subsidiaries who are subject to Section 16 of the Exchange Act. To the extent that the Committee delegates its authority to make Awards as provided by this Section, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate.

3.4	The terms and conditions of Awards need not be the same with respect to each recipient. The Committee shall have full and final authority to select those Eligible Individuals who will receive Awards, which shall be evidenced by an Award Agreement between the Company and the Participant.

SECTION 4. SHARES SUBJECT TO THE PLAN.

4.1	Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.6, the aggregate number of Shares that may be granted to Participants pursuant to Awards under the Plan shall not exceed nineteen million (19,000,000) Shares. Any Shares granted as Options or Stock Appreciation Rights shall be counted against this number as one (1) Share for every one (1) Share granted. Any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this number as one and seven-tenths (1.7) Shares for every one (1) Share granted.

4.2	Lapsed Awards. If any Award is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares that may be granted under the Plan set forth in Section 4.1 above and may again be the subject of Awards hereunder. Any shares that again become subject to Awards pursuant to this Section 4.2 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights and as one and seven-tenths (1.7) Shares if such Shares were subject to Awards other than Options and Stock Appreciation Rights. If the exercise of a Stock Appreciation Right involves the issuance of fewer Shares than were subject to the Stock Appreciation Right, then Shares not issued may not again become subject to Awards under the Plan.

4.3

Other Items Not Included. The following items shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of Shares; or

(iii) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary (“Substitute Award”).

4.4	Award Limits. Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment as provided in Section 4.6 below):

(i)	in no event shall a Participant receive an Award or Awards (other than Performance Units denominated in dollars) during the term of the Plan in the aggregate in respect of more than twenty percent (20%) of the Shares (whether such Award or Awards may be settled in Shares, cash or any combination of Shares and cash) authorized under the Plan, and the maximum dollar amount of Performance Units denominated in dollars which may be paid in any calendar year shall not exceed $3 million in the case of the chief executive officer of the Company or $1.5 million in the case of any other Participant.

(ii)	in no event shall more than fifty percent (50%) of the Shares authorized under the Plan be issued upon the exercise of Incentive Stock Options granted under the Plan.

4.5	Source of Shares. The Company shall reserve for purposes of the Plan unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.6	Adjustments. In the event of any merger, reorganization, consolidation, reclassification, recapitalization, stock dividend, stock split, reverse stock split, spin-off, split-up, issuance of warrants, rights or debentures, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or similar transaction or other change in corporate structure affecting the Shares, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and classes of Shares or other stock or securities with respect to which Options or other Awards may be granted under the Plan, and (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or other Awards granted under the Plan and the purchase price therefore, if applicable. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such a manner as not to constitute a modification as defined by Section 424 of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

SECTION 5. ELIGIBILITY. Any Eligible Individual shall be eligible to be selected as a Participant; provided, however, that only Employees may be granted Awards of Incentive Stock Options.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

6.1	Option Price. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of a Share on the date of the grant of the Option (110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2	Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an Incentive Stock Option issued to a Ten-Percent Stockholder) from the date the Option is granted except as provided under Section 12.1.

6.3	Exercisability. Options shall be exercisable at such time or times as determined by the Committee and set forth in the Award Agreement; provided, however, that the Committee may accelerate the time or times at which an Option shall be exercisable in its sole discretion.

6.4	Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either (or any combination thereof): (i) cash, or (ii) the transfer of Shares previously owned by the Participant, for a time period determined by the Committee, to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

6.5	Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options may be granted to a Participant and the terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

6.6	Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities. Similarly, the Committee may require Shares to be held for a specific period of time.

6.7	Non-Transferability. No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

SECTION 7. STOCK APPRECIATION RIGHTS. The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1	Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2	Stock Appreciation Right Related to an Option.

(a)	Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(b)	Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)	Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3	Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years other than in the event of the death or Disability of the Participant as set forth in Section 12. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.4

Non-Transferability. No Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of such Stock

Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

7.5	Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

7.6	Form of Payment. Payment of the amount determined under Section 7.2 or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

SECTION 8. RESTRICTED STOCK; RESTRICTED STOCK UNITS.

8.1	Grants. Restricted Stock Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms and conditions of Restricted Stock Awards shall be set forth in an Award Agreement between the Company and the Participant. Each Award Agreement shall contain such restrictions, which may include such terms and conditions, including forfeiture provisions, as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates.

8.2	Purchase Price. The purchase price, if any, for Shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value per Share, except in the case of treasury Shares, for which no payment need be required. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

8.3	Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the Award Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

8.4	Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.5, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

8.5	Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions. The Committee may accelerate or waive any or all of the restrictions and conditions applicable to any Award, for any reason.

8.6	Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

8.7	Delivery of Shares. Upon the lapse of the restrictions and forfeiture provisions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

8.8	Restricted Stock Unit Awards. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, the terms and conditions of which shall be set forth in an Award Agreement. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled. Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

SECTION 9. PERFORMANCE AWARDS.

9.1

Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Period, represent the right to receive payment subject to Section 9.3(c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit becomes vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of

Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Award Agreement shall specify the number of Performance Units to which it related, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Period within which such Performance Objectives must be satisfied.

(a)	Vesting and Forfeiture. Subject to Section 9.3(c), a Participant shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Period.

(b)	Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Period to which such Award relates unless the Award Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Such payments may be made entirely in Shares valued at the Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(c)	Non-transferability. Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.2	Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals with such terms and conditions including forfeiture provisions as the Committee shall determine and as set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions.

(a)	Rights of Participant. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Participant; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)	Non-transferability. Until all restrictions upon the Performance Shares awarded to a Participant shall have lapsed, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c)	Lapse of Restrictions. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d)	Treatment of Dividends. At the time an Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or as additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e)	Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3	Performance Objectives.

(a)	Establishment. Performance objectives (“Performance Objectives”) for Performance Awards may be expressed in terms of (i) earnings per share, (ii) Share price, (iii) consolidated net income, (iv) pre-tax profits, (v) earnings or net earnings, (vi) return on equity or assets, (vii) sales, (viii) cash flow from operating activities, (ix) return on invested capital, (x) membership, (xi) other Company-specific growth or profit objectives as determined by the Committee, or (xii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to an Award that is intended to constitute Performance-Based Compensation shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Period has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Period, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b)	Effect of Certain Events. At the time of the granting of an Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of any Award intended to constitute Performance-Based Compensation, the Committee may provide for the manner in which the performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets, including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reportedly publicly by the Company; or (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c)	Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation, the Committee shall certify that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based compensation.

9.4	Unless otherwise determined by the Committee at the time of grant, each Performance Award granted hereunder is intended to be Performance-Based Compensation.

SECTION 10. SHARE AWARDS.

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

SECTION 11. CHANGE IN CONTROL PROVISIONS.

11.1	Notwithstanding any other provision of the Plan to the contrary, the following shall govern in the event of a Change in Control.

11.2	Except as may be set forth in an Award Agreement, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event a Participant’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Participant that was exercisable as of the date of termination of the Participant’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Participant’s employment or the expiration of the stated term of the Option.

11.3	To the extent set forth in an Award Agreement evidencing the grant of an Option, a Participant will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Participant will be entitled to receive a payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Fair Market Value as Adjusted of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered. The form of payment shall be determined by the Committee.

11.4	Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Award Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option, a Participant will be entitled to surrender for cancellation within sixty (60) days after such Change in Control and receive a payment from the Company in cash in an amount equal to the excess, if any, of (a) the greater of (i) the Fair Market Value on the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (ii) the Fair Market Value as Adjusted, on the date of exercise, of the Shares over (b) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a Participant’s employment with the Company terminates other than for Cause within three (3) years following a Change in Control, each Stock Appreciation Right held by the Participant that was exercisable as of the date of termination of the Participant’s employment shall, notwithstanding any shorter period set forth in the Award Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the second anniversary of (x) the termination or the Participant’s employment or (y) the expiration of the stated term of the Stock Appreciation Right.

11.5	Unless the Committee shall have determined otherwise at the time of the grant of an Award of Restricted Stock or Restricted Stock Units, the restrictions upon Shares of Restricted Stock or Restricted Stock Units shall lapse and in the case of a Restricted Stock Unit, the Participant shall be entitled to receive in respect of the Restricted Stock Unit a cash payment within ten (10) days after such Change in Control.

11.6	Unless otherwise determined by the Committee and set forth in the Award Agreement, the Participant shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

11.7	Unless otherwise determined by the Committee and set forth in the Award Agreement, with respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the maximum level.

SECTION 12. TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY; DEATH OR DISABILITY.

12.1	Unless otherwise determined by the Committee:

(a)	If the employment, directorship or consultancy of a Participant with the Company is terminated for Cause, all the rights of such Participant under any then outstanding

Award shall terminate immediately, regardless of whether or not such Award is then vested.

(b)	If the employment, directorship or consultancy of the Participant is terminated for any reason other than for Cause, Retirement, death or Disability.

(i)	Any outstanding Options and Stock Appreciation Rights shall be exercisable by such Participant or a personal representative at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety (90) days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of termination.

(ii)	Any Shares of Restricted Stock, Performance Awards or Restricted Stock Units with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, in the case of a termination of employment other than for Cause, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(c)	In the event of the Participant’s Retirement:

(i)	Any outstanding Options or Stock Appreciation Rights shall be exercisable by such Participant at any time prior to the expiration date of the Option or Stock Appreciation Right or within two (2) years after the date of such Retirement, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of such Retirement.

(ii)	Any Shares of Restricted Stock, Performance Awards or Restricted Stock Units with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(d)	In the event of Disability or death of a Participant:

(i)	All outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full. In the event of death of a Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the estate of the deceased Participant at any time within two (2) years after the date of death, regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options. In the event of Disability of any Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the Participant, or, if incapacitated, by a legal representative at any time within two (2) years of the date of determination of Disability regardless of the expiration date of the Option or Stock Appreciation Right.
(ii)	Any restriction and other conditions applicable to any Shares of Restricted Stock, Performance Awards or Restricted Stock Units then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse.

SECTION 13. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(a)	except as is provided in Section 4.6 of the Plan, increase the total number of Shares reserved for the purpose of the Plan;

(b)	change the class of Eligible Individuals eligible to participate in the Plan; or

(c)	reduce the exercise price for Options and Stock Appreciation Rights by repricing or replacing such Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. Except as provided in Section 4.6 and with respect to the grant of Substitute Awards, the Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Company provides certain Participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

SECTION 14. GENERAL PROVISIONS.

(a)	The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that, except as provided in Section 12, in no event shall the term of any Option or any Stock Appreciation Right related to any Option exceed a period of ten (10) years from the date of its grant.

(b)	No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(c)	The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of such Award.

(d)	All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)	Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(f)	The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.

(g)

The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain Shares. The Company will not issue Shares or Awards until such tax obligations have been satisfied.

(h)	Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)	The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(j)	If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(As adopted by the Board on March 13, 2003 and February 23, 2006, and the stockholders on May 15, 2003; amendments subject to approval at the April 27, 2006 Annual Meeting of Stockholders.)

APPENDIX

HUMANA INC.

500 WEST MAIN STREET

27TH FLOOR

LOUISVILLE, KENTUCKY 40202

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE OR INTERNET OR MAIL

Humana Inc. encourages you to take advantage of two cost-effective and convenient ways to vote.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 p.m. NEW YORK TIME ON APRIL 26, 2006. Your telephone or Internet vote authorizes the Proxies named on the proxy card to vote in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY TELEPHONE:	ON A TOUCH-TONE TELEPHONE DIAL 1-800-690-6903 FROM THE U.S. AND CANADA. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET:	ACCESS THE INTERNET VOTING SITE AT WWW. PROXYVOTE.COM Click the “PROXY VOTING” icon — Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. If you mail your proxy card, we must receive it before 10:00 a.m. EDT on Wednesday, April 26, 2006, the day before the Annual Meeting. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANA INC.

The Board of Directors recommends a vote FOR the following proposal:

Vote On Directors

1.	The election of (01) David A. Jones, Jr., (02) Frank A. D’Amelio, (03) W. Roy Dunbar, (04) Kurt J. Hilzinger, (05) Michael B. McCallister, (06) James J. O’Brien, (07) W. Ann Reynolds, Ph.D., (08) James O. Robbins, as Directors except as indicated to the right.	For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	For ☐	Against ☐	Abstain ☐

3.	Approval of the Amended and Restated 2003 Stock Incentive Plan, which among other things, authorizes 11,000,000 additional shares.	For ☐	Against ☐	Abstain ☐

At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting.

Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When Shares of Company Common Stock are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person.

For comments, please mark the box and note such on the reverse side ☐

HOUSEHOLDING ELECTION –	Please indicate if you consent to receive certain future investor communications in a single package per household.	Yes ☐	No ☐

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

[REVERSE SIDE OF CARD]

HUMANA INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 27, 2006

10:00 A.M., EDT

HUMANA BUILDING

25th FLOOR AUDITORIUM

500 WEST MAIN STREET

LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David A. Jones, Jr. and Michael B. McCallister, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the Annual Meeting) to be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky on Tuesday, the 27th day of April, 2006 at 10:00 a.m., EDT, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present.

THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Annual Meeting.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(SEE REVERSE SIDE TO VOTE)